================================================================================

                               CREDIT AGREEMENT

                                     among

                        DOVER DOWNS ENTERTAINMENT, INC.

                                      and

                            THE BANKS PARTY HERETO

                                      and

                              PNC BANK, DELAWARE
                                   as Agent





                        DATED AS OF SEPTEMBER 14, 2001

                                  $25,000,000

================================================================================

                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
SECTION 1. DEFINITIONS..........................................................................................  1
         1.1      Defined Terms.................................................................................  1
         1.2      Other Definitional Provisions................................................................. 16

SECTION 2. THE CREDITS.........................................................................................  17
         2.1      Revolving Credit Loans.......................................................................  17
         2.2      Revolving Credit Loan Procedures.............................................................  17
         2.3      Swing Line Loans.............................................................................  18
         2.4      General Provisions Regarding Loans...........................................................  19
         2.5      Letters of Credit............................................................................  20
         2.6      Fees.........................................................................................  24
         2.7      Notes; Repayment of Revolving Credit Loans...................................................  24
         2.8      Interest on Revolving Credit Loans...........................................................  25
         2.9      Default Rate; Inability to Determine Interest Rate...........................................  25
         2.10     Termination, Reduction and Extension of Commitments..........................................  26
         2.11     Optional and Mandatory Prepayments of Revolving Credit Loans.................................  27
         2.12     Illegality...................................................................................  27
         2.13     Requirements of Law..........................................................................  28
         2.14     Taxes........................................................................................  29
         2.15     Indemnity....................................................................................  30
         2.16     Pro Rata Treatment, etc......................................................................  31
         2.17     Payments.....................................................................................  31
         2.18     Conversion and Continuation Options..........................................................  31
         2.19     Use of Proceeds..............................................................................  32

SECTION 3. REPRESENTATIONS AND WARRANTIES......................................................................  32
         3.1      Financial Condition..........................................................................  32
         3.2      No Adverse Change............................................................................  33
         3.3      Corporate Existence; Compliance with Law.....................................................  33
         3.4      Corporate Power; Authorization; Enforceable Obligations......................................  33
         3.5      No Legal Bar.................................................................................  34
         3.6      No Material Litigation.......................................................................  34
         3.7      No Default...................................................................................  34
         3.8      Taxes........................................................................................  34
         3.9      Federal Regulations..........................................................................  34
         3.10     ERISA........................................................................................  35
         3.11     Investment Company Act; Public Utility Holding Company Act...................................  35
         3.12     Purpose of Loans; Letters of Credit..........................................................  36
         3.13     Environmental Matters........................................................................  36
         3.14     No Burdensome Restrictions...................................................................  37
         3.15     Ownership of Borrower and Subsidiaries.......................................................  37

         3.16     Patents, Trademarks, etc.....................................................................  37
         3.17     Ownership of Property........................................................................  37
         3.18     Licenses, etc................................................................................  37
         3.19     Labor Matters................................................................................  37
         3.20     Material Contracts...........................................................................  37
         3.21     Insurance....................................................................................  38
         3.22     Senior Debt Status...........................................................................  38
         3.23     No Material Misstatements....................................................................  38

SECTION 4. CONDITIONS PRECEDENT................................................................................  38
         4.1      Conditions to Effectiveness..................................................................  38
         4.2      Conditions to Each Extension of Credit.......................................................  40

SECTION 5. AFFIRMATIVE COVENANTS...............................................................................  41
         5.1      Financial Statements.........................................................................  41
         5.2      Certificates; Other Information..............................................................  41
         5.3      Payment of Obligations.......................................................................  42
         5.4      Conduct of Business and Maintenance of Existence.............................................  42
         5.5      Maintenance of Property; Insurance...........................................................  42
         5.6      Inspection of Property; Books and Records; Discussions.......................................  43
         5.7      Notices......................................................................................  43
         5.8      Environmental Laws...........................................................................  44
         5.9      Management Changes...........................................................................  44

SECTION 6. NEGATIVE COVENANTS..................................................................................  44
         6.1      Financial Condition Covenants................................................................  45
         6.2      Limitation on Debt.  At any time incur, create, assume, or suffer to exist any Debt except:..  45
         6.3      Limitation on Liens..........................................................................  45
         6.4      Limitations on Fundamental Changes...........................................................  45
         6.5      Limitation on Sale of Assets.................................................................  46
         6.6      Limitations on Acquisitions, Investments, Loans and Advances.................................  46
         6.7      Limitation on Distributions..................................................................  47
         6.8      Transactions with Affiliates.................................................................  47
         6.9      Fiscal Year..................................................................................  47
         6.10     Change in Business...........................................................................  47
         6.11     Change of Control............................................................................  47
         6.12     Sale and Leaseback...........................................................................  47
         6.13     Limitation on Negative Pledge Clauses........................................................  47
         6.14     Interest Hedge Agreements....................................................................  48

SECTION 7. EVENTS OF DEFAULT...................................................................................  48
         7.1      Events of Default............................................................................  48

SECTION 8. THE AGENT...........................................................................................  51

         8.1      Appointment..................................................................................  51
         8.2      Delegation of Duties.........................................................................  51
         8.3      Exculpatory Provisions.......................................................................  51
         8.4      Reliance by Agent............................................................................  51
         8.5      Notice of Default............................................................................  52
         8.6      Non-Reliance on Agent and Other Banks........................................................  52
         8.7      Indemnification..............................................................................  53
         8.8      Agent in its Individual Capacity.............................................................  53
         8.9      Successor Agent..............................................................................  53
         8.10     Beneficiaries................................................................................  53

SECTION 9. MISCELLANEOUS.......................................................................................  54
         9.1      Amendments and Waivers.......................................................................  54
         9.2      Notices......................................................................................  54
         9.3      No Waiver; Cumulative Remedies...............................................................  55
         9.4      Survival of Representations and Warranties...................................................  55
         9.5      Payment of Expenses and Taxes................................................................  56
         9.6      Successors and Assigns.......................................................................  56
         9.7      Disclosure of Information....................................................................  59
         9.8      Adjustments; Set-off.........................................................................  60
         9.9      Counterparts.................................................................................  61
         9.10     Severability.................................................................................  61
         9.11     Integration..................................................................................  61
         9.12     GOVERNING LAW................................................................................  61
         9.13     Submission To Jurisdiction; Waivers..........................................................  61
         9.14     Acknowledgements.............................................................................  62
         9.15     WAIVERS OF JURY TRIAL........................................................................  62

SCHEDULES

SCHEDULE I        Bank and Commitment Information
SCHEDULE II       Existing Liens
SCHEDULE III      Rollins Family
SCHEDULE IV       Letter of Credit Fees
SCHEDULE 3.19     Labor Matters

EXHIBITS

EXHIBIT A         Form of Revolving Credit Borrowing Request
EXHIBIT B-1       Form of Revolving Credit Note
EXHIBIT B-2       Form of Swing Line Note
EXHIBIT C         Form of Guaranty Agreement
EXHIBIT D         Form of Assignment and Acceptance
EXHIBIT E         Form of Opinion of Counsel to Borrower and Guarantors
EXHIBIT F         Form of Compliance Certificate

                               CREDIT AGREEMENT

          CREDIT AGREEMENT, dated as of September 14, 2001, among DOVER DOWNS ENTERTAINMENT, INC. (the "Borrower"), the several banks and other financial
                          --------
institutions from time to time parties hereto (the "Banks"), and PNC BANK,
                                                    -----
DELAWARE, a Delaware state chartered bank, as agent (in such capacity, the

"Agent").
------

                                   BACKGROUND
                                   ----------

          In consideration of the mutual covenants and agreements herein set forth and for other consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby covenant and agree as follows:

                            SECTION 1. DEFINITIONS

          1.1  Defined Terms.  As used in this Agreement, the following terms
               -------------
shall have the following meanings:

          "Affiliate":  as to any Person, any other Person which, directly or
           ---------
     indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and any member, director, officer or employee of any such Person. For purposes of this definition, "control" shall mean the power, directly or indirectly, either to (a) vote 10% or more of the ordinary voting power for the election of directors of such Person or (b) direct or in effect cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Agreement":  this Credit Agreement, as amended, supplemented or
           ---------
     otherwise modified from time to time.

          "Application":  an application in such form as the Issuing Bank may
           -----------
     specify from time to time, requesting the Issuing Bank to open a Letter of Credit.

          "Assignment and Acceptance":  an assignment and acceptance entered
           -------------------------
     into by a Bank and an assignee, and acknowledged by the Agent, substantially in the form of Exhibit D or such other form as shall be approved by the Agent.

          "Base Rate":  for any day, a rate per annum (rounded upwards, if
           ---------
     necessary, to the next 1/100th of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2%. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Base Rate Borrowing":  a Borrowing comprised of Base Rate Loans.
           -------------------

          "Base Rate Loans": Revolving Credit Loans bearing interest at any time
           ---------------
     under the Base Rate Option.

          "Base Rate Option":  as defined in Section 2.8(a).
           ----------------

          "Borrowing":  a Swing Line Loan made by the Swing Line Bank or group
           ---------
     of Loans of a single Type made by the Banks on a single date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

          "Business Day":  a day other than a Saturday, Sunday or other day on
           ------------
     which commercial banks in Wilmington, Delaware are authorized or required by law to close; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in the London interbank market.

          "Capital Lease":  at any time, a lease with respect to which the
           -------------
     lessee is required to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

          "Capital Lease Obligations":  at any time, the amount of the
           -------------------------
     obligations of the Borrower and its Subsidiaries under Capital Leases which would be shown at such time as a liability on a consolidated balance sheet of the Borrower and its consolidated Subsidiaries prepared in accordance with GAAP.

          "Capital Stock":  any and all shares, interests, participations or
           -------------
     other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "Change of Control":  any transaction or occurrence or series of
           -----------------
     transactions or occurrences which results at any time in the Rollins Family (or their heirs or trusts for any of their benefit or the benefit of any of their family members) and the Borrower's principal executive officers and directors as of the date of this Agreement (or principal executive officers and directors elected or appointed after the date of this Agreement with the support of existing management) ceasing to have, in the aggregate, whether directly or indirectly, voting control of the Capital Stock of the Borrower.

          "Code":  the Internal Revenue Code of 1986, as amended from time to
           ----
     time.

          "Commitment":  as to any Bank, the obligation of such Bank to make
           ----------
     Loans to and/or issue or participate in Letters of Credit issued on behalf of the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Bank's name on
     Schedule I under the caption "Commitments" or in the Assignment and Acceptance pursuant to which such Bank becomes a party to this Agreement, as the same may be permanently terminated, reduced and extended from time to time pursuant to the provisions of Section 2.10 or changed by subsequent assignments pursuant to Section 9.6(b).

          "Commitment Fee":  as defined in Section 2.6(a).
           --------------

          "Commitment Percentage":  as to any Bank at any time, the proportion
           ---------------------
     (expressed as a percentage) that such Bank's Commitment bears to the Total Commitment at such time (or, at any time after the Commitments shall have expired or been terminated, the percentage that such Bank's Exposure bears to the Total Exposure at such time).

          "Commitment Period":  the period from and including the date hereof to
           -----------------
     but not including the Termination Date, or such earlier date on which the Commitments shall terminate as provided herein.

          "Commonly Controlled Entity": an entity, whether or not incorporated,
           --------------------------
     which is under common control with the Borrower within the meaning of
     Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

          "Consolidated EBIT":  for any period of four consecutive fiscal
           -----------------
     quarters, Consolidated Net Income for such period, plus the amount of income taxes (if any) and interest expense deducted from earnings in determining such Consolidated Net Income, in each case determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP; provided, that there shall be excluded therefrom (a) any addition for non-operating gains (including, without limitation, extraordinary or unusual gains, gains from discontinuance of operations or gains arising from the sale of capital assets) and (b) any subtraction for non-operating losses during such period (including, without limitation, extraordinary or unusual losses, losses from the discontinuance of operations or losses arising from the sale of capital assets).

          "Consolidated EBITDA":  for any period of four consecutive fiscal
           -------------------
     quarters, Consolidated EBIT for such period, plus the amount of depreciation and amortization expense deducted from earnings in determining such Consolidated EBIT, in each case determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP.

          "Consolidated Funded Debt":  at any time, without duplication, the
           ------------------------
     aggregate of all indebtedness of the Borrower and its Subsidiaries for borrowed money, determined on a consolidated basis in accordance with GAAP as of such date.

          "Consolidated Interest Expense":  for any period of four consecutive
           -----------------------------
     fiscal quarters, the amount of cash interest expense deducted from earnings of the Borrower and its Subsidiaries in determining Consolidated Net Income for such period in accordance with GAAP.

          "Consolidated Net Income":  for any fiscal period of four consecutive
           -----------------------
     fiscal quarters, net earnings (or loss) after income taxes (if any) for such period determined on a consolidated basis in accordance with GAAP.

          "Consolidated Tangible Net Worth":  as of any date of determination,
           -------------------------------
     (a) the aggregate amount of all assets of the Borrower and its Subsidiaries on a consolidated basis at such date as may be properly classified as such in accordance with GAAP, excluding such other assets as are properly classified as intangible assets under GAAP, minus (b) the aggregate amount of all liabilities of the Borrower and its Subsidiaries on a consolidated basis at such date, determined in accordance with GAAP.

          "Contingent Obligation":  as to any Person, any guarantee of payment
           ---------------------
     or performance by such Person of any Debt or other obligation of any other Person, or any agreement to provide financial assurance with respect to the financial condition, or the payment of the obligations of, such other Person (including, without limitation, purchase or repurchase agreements, reimbursement agreements with respect to letters of credit or acceptances, indemnity arrangements, grants of security interests to support the obligations of another Person, keepwell agreements and take-or-pay or through-put arrangements) which has the effect of assuring or holding harmless any third Person against loss with respect to one or more obligations of such third Person; provided, however, the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation of any Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made and (b) the maximum amount for which such contingently liable Person may be liable pursuant to the terms of the instrument embodying such Contingent Obligation, unless such primary obligation and the maximum amount for which such contingently liable Person may be liable are not stated or determinable, in which case the amount of such Contingent Obligation shall be such contingently liable Person's maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

          "Contractual Obligation":  as to any Person, any provision of any
           ----------------------
     security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Cross-Default Indebtedness":  as defined in Section 7.1(f).
           --------------------------

          "Debt":  of any Person at any date means (without duplication):
           ----

               (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices);

               (b) any other indebtedness which is evidenced by a note, bond, debenture or similar instrument;

               (c)  all Capital Lease Obligations of such Person;

               (d) all liabilities secured by any Lien on any property owned by such Person whether or not such Person has assumed or otherwise become liable for the payment thereof;

               (e) all obligations of such Person with respect to Interest Hedge Agreements (calculated on a basis satisfactory to the Agent and in accordance with accepted practice);

               (f) all Contingent Obligations of such Person, including all obligations of such Person in respect of outstanding letters of credit, acceptances and similar obligations created for the account of such Person;

               (g) all obligations of such Person under "synthetic" or similar leases; and

               (h) withdrawal liabilities of such Person or any Commonly Controlled Entity under a Plan.

     The Debt of any Person shall include any Debt of any partnership in which such person is a general partner, unless such Debt is nonrecourse to such Person.

          "Default":  any of the events specified in Section 7, whether or not
           -------
     any requirement for the giving of notice, the lapse of time, or both, or any other condition precedent therein set forth, has been satisfied.

          "Distribution":  in respect of any corporation, (a) dividends or other
           ------------
     distributions on Capital Stock of the corporation (except distributions in common stock of such corporation); (b) the redemption or acquisition of Capital Stock of the corporation or of warrants, rights or other options to purchase such stock (except when solely in exchange for common stock of such corporation); and (c) any payment on account of, or the setting apart of any assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any share of any class of Capital Stock of such corporation or any warrants or options to purchase any such stock.

          "Dollars" and "$":  dollars in lawful currency of the United States of
           -------       -
     America.

          "Effective Date":  the date that all of the conditions of Section 4.1
           --------------
     have been met to the satisfaction of the Agent.

          "Environmental Laws":  any and all applicable foreign, Federal, state,
           ------------------
     local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or binding requirements of any Governmental Authority, or binding Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, as now or may at any time hereafter be in effect.

          "ERISA":  the Employee Retirement Income Security Act of 1974, as
           -----
     amended from time to time.

          "Euro-Rate Reserve Percentage": the maximum effective percentage in
           ----------------------------
     effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate shall be
                     ------------------------
     adjusted with respect to any Eurodollar Loan that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrower of the Eurodollar Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

          "Eurodollar Borrowing":  a Borrowing comprised of Eurodollar Loans.
           --------------------

          "Eurodollar Loan":  any Revolving Credit Loan bearing interest at any
           ---------------
     time under a Eurodollar Rate Option.

          "Eurodollar Rate":  with respect to any Eurodollar Loan for any
           ---------------
     Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers' Association as set forth on Dow Jones Markets Service (formerly known as Telerate) (or appropriate successor or, if British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Agent) display page 3750 (or such other display page on the Dow Jones Markets Service system as may replace display page 3750) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to the principal amount of such Eurodollar Loan and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Eurodollar Rate may also be expressed by the following formula:

                                Average of London interbank offered rates quoted by BBA as shown
     Eurodollar Rate =  on Dow Jones Markets Service display page 3750 or appropriate successor
                        -----------------------------------------------------------------------
                                       1.00 - Euro-Rate Reserve Percentage

          "Eurodollar Rate Option": as defined in Section 2.8(b).
           ----------------------

          "Event of Default":  any of the events specified in Section 7,
           ----------------
     provided, that any requirement for the giving of notice, the lapse of time,
     --------
     or both, or any other condition, has been satisfied.

          "Existing Credit Agreement":  that certain Amended and Restated Credit
           -------------------------
     Agreement dated as of November 1, 1999 among the Borrower, certain banks and financial institutions from time to time parties thereto and the Agent, as the same may hereafter be amended, supplemented or otherwise modified from time to time.

          "Exposure":  as to any Bank at any date, an amount equal to the sum of
           --------
     (a) the aggregate principal amount of all Loans made by such Bank then outstanding, (b) such Bank's pro rata share of L/C Obligations then
                                  --- ----
     outstanding based on its Revolving Credit Commitment Percentage, and (c) the principal amount of such Bank's pro rata share of Swing Line Loans then
                                         --- ----
     outstanding based on its Revolving Credit Commitment Percentage.

          "Extensions of Credit":  the collective reference to Loans made and
           --------------------
     Letters of Credit issued under this Agreement.

          "Federal Funds Effective Rate":  for any day, the weighted average of
           ----------------------------
     the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

          "GAAP":  at any time with respect to the determination of the
           ----
     character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation, generally accepted accounting principles as in effect on the date of, or at the end of the period covered by, the financial statements from which such asset, liability, item of income, or item of expense, is derived, or, in the case of any such computation, as in effect on the date when such computation is required to be determined; provided, however, that in the event of any
                                --------  -------
     change in GAAP which would affect the calculation of the Borrower's compliance with any of the covenants contained in Section 6.1, either favorably or unfavorably, the Agent, the Banks and the Borrower will make appropriate adjustments to such covenants.

          "Governmental Authority":  any nation or government, any state or
           ----------------------
     other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantor": each of Dover Downs, Inc., a Delaware corporation, Dover
           ---------
     Downs International Speedway, Inc., a Delaware corporation, Dover Downs Properties, Inc., a Delaware corporation, Gateway International Motorsports Corporation, an Illinois corporation, Gateway International Services Corporation, an Illinois corporation, Grand Prix Association of Long Beach, Inc., a California corporation, Memphis International Motorsports Corporation, a Tennessee corporation, Motorsports Services Corporation of Memphis, a Tennessee corporation, and Nashville Speedway, USA, Inc., a Tennessee corporation, each of which is a direct or indirect wholly-owned Subsidiary of the Borrower, and "Guarantors" shall mean all such Persons
                                      ----------
     collectively.

          "Guaranty Agreement": the Guaranty and Suretyship Agreement
           ------------------
     substantially in the form of Exhibit C hereto, executed by the Guarantors
                                  ---------
     in favor of the Agent for the ratable benefit of the Banks.

          "Insolvency":  with respect to any Multiemployer Plan, the condition
           ----------
     that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent":  pertaining to a condition of Insolvency.
           ---------

          "Interest Coverage Ratio":  at any date of determination, the ratio of
           -----------------------
     Consolidated EBITDA to Consolidated Interest Expense.

          "Interest Hedge Agreement":  any interest rate swap agreement,
           ------------------------
     interest rate cap agreement, interest rate collar agreement, interest rate insurance or any other agreement with all extensions, renewals, amendments, substitutions and replacements to and any of the foregoing, documentation of all of which shall conform to International Swap Dealers Association, Inc. standards.

          "Interest Payment Date":  (a) as to any Base Rate Loan or Swing Line
           ---------------------
     Loan, the last day of each March, June, September and December, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

          "Interest Period":  with respect to any Eurodollar Loan:
           ---------------

               (a) initially the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three, six or nine months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, given with respect thereto; and

               (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three, six, nine or twelve months thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

     provided that, the foregoing provisions relating to Interest Periods are
     -------- ----
     subject to the following:

                    (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                    (ii) with respect to Eurodollar Loans, any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                    (iii) an Interest Period that otherwise would extend beyond the Termination Date shall end on the Termination Date; and

                    (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

          "ISP98":  the International Standby Practices 1998 (ISP98) published
           -----
     by the Institute of International Banking Law & Practice, Inc., as the same may be amended, supplemented or otherwise modified from time to time.

          "Issuing Bank":  PNC Bank, Delaware, as issuer of Letters of Credit
           ------------
     hereunder.

          "L/C Commitment":  the lower of (a) $1,000,000 and (b) the Total
           --------------
     Commitment at such time.

          "L/C Coverage Requirement":  with respect to each Letter of Credit at
           ------------------------
     any time, 100% of the maximum amount available to be drawn thereunder at such time (determined without regard to whether any conditions to drawing could be met at such time).

          "L/C Obligations":  at any time, an amount equal to the sum of (a)
           ---------------
     100% of the maximum amount available to be drawn under all Letters of Credit outstanding at such time (determined without regard to whether any conditions to drawing could be met at such time) and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 2.5(e).

          "L/C Participant":  in respect of each Letter of Credit, each Bank
           ---------------
     (other than the Issuing Bank) in its capacity as the holder of a participating interest in such Letter of Credit.

          "L/C Payment Date":  the last day of each March, June, September and
           ----------------
     December.

          "Letters of Credit":  as defined in Section 2.5(a).
           -----------------

          "Leverage Ratio":  at any date of determination, the ratio of
           --------------
     Consolidated Funded Debt on such date to Consolidated EBITDA for the four consecutive fiscal quarters of the Borrower most recently ended prior to such date.

          "Lien":  any mortgage, pledge, hypothecation, assignment, deposit
           ----
     arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

          "Loans":  the collective reference to the Revolving Credit Loans and
           -----
     the Swing Line Loans.

          "Loan Documents":  this Agreement, the Applications, the Notes and the
           --------------
     Guaranty Agreement.

          "Material Adverse Effect":  a material adverse effect on (a) the
           -----------------------
     validity or enforceability of this Agreement or any other Loan Document or the rights or remedies of the Agent or the Banks hereunder or thereunder,
     (b) the business, property, assets, financial condition, results of operations or prospects of the Borrower and its Subsidiaries taken as a whole or (c) the ability of the Borrower to duly and punctually pay its Debts and perform its obligations under the Loan Documents.

          "Materials of Environmental Concern":  any gasoline or petroleum
           ----------------------------------
     (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, and ureaformaldehyde insulation.

          "Moody's":  Moody's Investors Services, Inc.
           -------

          "Multiemployer Plan":  a Plan which is a multiemployer plan as defined
           ------------------
     in Section 4001(a)(3) of ERISA.

          "Notes":  the Revolving Credit Notes and the Swing Line Note.
           -----

                  "Participant" as defined in Section 9.6(f).
                   -----------

                  "PBGC":  the Pension Benefit Guaranty Corporation established
                   ----
         pursuant to Subtitle A of Title IV of ERISA.

                  "Permitted Acquisition": an acquisition by the Borrower of the
                   ---------------------
         Capital Stock or assets of a Person (or of any segment or division of a Person) (a) that is in the gaming or motorsports industry, if the gross purchase price for such acquisition is less than $50,000,000, (b) that is in an industry other than gaming or motorsports, if the gross purchase price for such acquisition is less than $10,000,000 or (c) which is otherwise approved by the Required Banks; provided, that at
                                                            --------
         the time that any definitive agreement is entered into in respect of any such acquisition, no Default or Event of Default shall exist or would exist if such acquisition were consummated on such date (assuming for purposes of the covenants contained in Section 6.1 that pro forma
                                                                     --- -----
         adjustments are made to the financial statements of the Borrower giving effect to such acquisition as if it had occurred on the last day of the Borrower's most recently completed fiscal quarter); provided further,
                                                             -------- -------
         that the prior approval of the Required Banks shall be required for any acquisition, the gross purchase price of which equals or exceeds $10,000,000, proposed to be made by the Borrower during a fiscal year in which the aggregate gross purchase price of Permitted Acquisitions previously made by the Borrower during such fiscal year equals or exceeds $50,000,000.

                  "Permitted Investments":
                   ---------------------

                         (a) direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, provided that such obligations mature within one (1) year from the date of acquisition thereof;

                         (b) certificates of deposit, time deposits or banker's acceptances, maturing within one (1) year from the date of acquisition, with (i) any Bank or (ii) any other bank or trust company organized under the laws of the United States, the unsecured long-term debt obligations of which are rated "A3" or higher by Moody's or "A-" or higher by S&P, and issued, or in the case of banker's acceptance, accepted, by a bank or trust company having capital, surplus and undivided profits aggregating at least Two Hundred Fifty Million Dollars ($250,000,000);

                         (c) commercial paper given the highest rating by either S&P or Moody's maturing not more than two hundred seventy (270) days from the date of creation thereof;

                         (d) mutual funds registered with the Securities and Exchange Commission under the Investment Company Act of 1940 that hold themselves out as "money market funds;"

                         (e) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition, having one of the two highest ratings generally obtainable from either S&P or Moody's;

                         (f) commercial paper maturing no more than six months from the date of acquisition thereof and issued by the holding company of (i) any Bank or (ii) any other bank that has (A) combined capital, surplus and undivided profits (less any undivided losses) of not less than $250 million, (B) a Keefe Bank Watch Rating of C or better and (C) commercial paper having a rating of A-2 (or the equivalent) or higher from S&P or P-2 (or the equivalent) or higher from Moody's; and

                         (g) fully collateralized repurchase agreements with a term of not more than ninety days for underlying securities of the type described in paragraphs (a) and (e) of this definition.

                  "Permitted Liens" shall mean:
                   ---------------

                         (a) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

                         (b) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

                         (c) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

                         (d) Good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                         (e) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

                         (f) Any Lien existing on the date of this Agreement and described on Schedule II hereto provided that the principal amount
                          -----------
         secured thereby is not hereafter increased and no additional assets become subject to such Lien;

                    (g) Purchase Money Security Interests or Liens created pursuant to Capital Leases; provided, that (x) such Liens shall be
                                     --------
         created simultaneously with the acquisition of the property which is subject to such Lien, (y) such Liens do not at any time encumber any property other than such property and (z) the Liens are not modified to secure any Debt other than that used to acquire such property;

                    (h)  Liens relating to the Debt of the Borrower described in
         Section 6.2(d) hereof;

                    (i) the following, if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed:

                         (i) claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the Borrower establishes and maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien; and

                         (ii) claims or Liens of mechanics, materialmen,
                  warehousemen, carriers, or other statutory nonconsensual Liens; and

                    (j) Liens relating to judgments which do not constitute an Event of Default under Section 7.1(e).

                  "Person": an individual, partnership, corporation, business
                   ------
         trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan which
                   ----
         is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Prime Rate": the rate of interest per annum announced from
                   ----------
         time to time by PNC Bank, Delaware as its prime rate in effect at its principal office in Wilmington, Delaware, each change in the Prime Rate shall be effective on the date such change is announced as effective.

                  "Properties": the collective reference to the facilities and
                   ----------
         properties owned, leased or operated by the Borrower or any of its Subsidiaries.

                  "Purchase Money Security Interest": shall mean Liens upon
                   --------------------------------
         tangible personal property securing loans to the Borrower or any Subsidiary thereof or deferred payments by the Borrower or any Subsidiary thereof for the purchase of such tangible personal property.

          "Register": as defined in Section 9.6(d).
           --------

          "Regulation U": Regulation U of the Board of Governors of the Federal
           ------------
     Reserve System as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "Regulation X": Regulation X of the Board of Governors of the Federal
           ------------
     Reserve System as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "Reimbursement Obligation": in respect of each Letter of Credit, the
           ------------------------
     obligation of the Borrower to reimburse the Issuing Bank for all drawings made thereunder in accordance with Section 2.5(e) and the Application related to such Letter of Credit for amounts drawn under such Letter of Credit.

          "Reorganization": with respect to any Multiemployer Plan, the
           --------------
     condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event": any of the events set forth in Sections
           ----------------
     4043(c)(1), (2), (4), (5), (6), (10) and (13) of ERISA.


          "Required Banks": at any time, (a) if there are one (1) or two (2)
           --------------
     Banks, Required Banks shall mean all of the Banks and (b) if there are more than two (2) Banks, Required Banks shall mean Banks the Commitment Percentages of which at such time aggregate at least 66%.

          "Requirement of Law": as to any Person, the certificate of
           ------------------
     incorporation, by-laws, operating agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer":  the chief executive officer, president or
           -------------------
     chief financial officer of the Borrower.

          "Revolving Credit Borrowing":  a Borrowing consisting of concurrent
           --------------------------
     Revolving Credit Loans from the Banks.

          "Revolving Credit Borrowing Request":  a request by the Borrower for
           ----------------------------------
     the making of Revolving Credit Loans pursuant to Section 2.2 in the form of Exhibit A hereto.
     ---------

          "Revolving Credit Commitment Percentage": as to any Bank at any time,
           --------------------------------------
     the proportion (expressed as a percentage) that such Bank's Commitment bears to the Total Commitment at such time (or, at any time after the Commitments shall have expired or been terminated, the percentage which the principal amount of such Bank's Revolving

         Credit Loans then outstanding bears to the aggregate principal amount of all Revolving Credit Loans then outstanding).

                  "Revolving Credit Loans": as defined in Section 2.1. Each
                   ----------------------
         Revolving Credit Loan shall be a Eurodollar Loan or a Base Rate Loan.

                  "Revolving Credit Note": a promissory note of the Borrower in
                   ---------------------
         the form of Exhibit B-1, as the same may be amended, supplemented or
                     -----------
         otherwise modified from time to time.

                  "Rollins Family": the individuals listed on Schedule III
                   --------------                             ------------
         hereto.

                  "S&P":  Standard & Poor's Rating Group, a division of McGraw-
                   ---
         Hill Corporation.

                  "Single Employer Plan": any Plan which is covered by Title IV
                   --------------------
         of ERISA, but which is not a Multiemployer Plan.

                  "Subsidiary": as to any Person, (i) any corporation, company
                   ----------
         or trust of which 50% or more (by number of shares or number of votes) of the outstanding Capital Stock, interests, shares or similar items of beneficial interest normally entitled to vote for the election of one or more directors, members or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such person or one or more of such Person's Subsidiaries, or any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, and (ii) any corporation, company, trust, partnership or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's subsidiaries. Unless otherwise indicated, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary of the Borrower.

                  "Swing Line Bank": PNC Bank, Delaware, or any other Bank to
                   ---------------
         which the Swing Line Commitment is assigned pursuant to the terms of
         Section 9.6.

                  "Swing Line Commitment": the amount set forth opposite the
                   ---------------------
         Swing Line Bank's name under the heading "Swing Line Commitment" on
         Schedule I hereto, as such amount may be reduced pursuant to Section
         ----------
         2.3(f).

                  "Swing Line Loans": has the meaning given to such term in
                   ----------------
         Section 2.3(a).

                  "Swing Line Note": has the meaning given to such term in
                   ---------------
         Section 2.3(c), as the same may be amended, supplemented or otherwise modified from time to time.

                  "Swing Line Repayment Date": has the meaning given to such
                   -------------------------
         term in Section 2.3(b).

                  "Taxes":  as defined in Section 2.14.
                   -----

                  "Termination Date": the earlier of (a) June 13, 2002, or such
                   ----------------
         later date to which the Termination Date shall have been extended pursuant to Section 2.10(d) and (b) the date the Commitments are terminated as provided herein.

                  "Total Commitment": at any time, the aggregate amount of the
                   ----------------
         Banks' Commitments, as in effect at such time.

                  "Total Commitment Percentage": as to any Bank at any time, the
                   ---------------------------
         proportion (expressed as a percentage) that such Bank's Commitment bears to the Total Commitment.

                  "Total Exposure": at any time, the aggregate amount of the
                   --------------
         Banks' Exposures at such time.

                  "Tranche": the collective reference to (a) Loans, other than
                   -------
         Base Rate Loans, of the same type whose Interest Periods begin on the same date and end on the same later date (whether or not such Loans originally were made on the same date) and (b) Base Rate Loans, which shall constitute one Tranche.

                  "Type": when used in respect of any Loan or Borrowing, shall
                   ----
         refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the Eurodollar Rate and the Base Rate.

                  1.2    Other Definitional Provisions. (a) Unless otherwise
                         -----------------------------
specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

                         (b)  The words "hereof", "herein" and "hereunder" and
words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                         (c)  As used herein and in the Notes, and any
certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                         (d)  The meanings given to terms defined in this
Agreement shall be equally applicable to both the singular and plural forms of such terms.

                            SECTION 2. THE CREDITS

          2.1  Revolving Credit Loans. (a) Subject to the terms and conditions
               ----------------------
hereof, each Bank, severally and not jointly, agrees to make revolving credit loans in Dollars (the "Revolving Credit Loans") to the Borrower from time to
                       ----------------------
time during the Commitment Period, in an aggregate principal amount at any time outstanding which, when added to such Bank's Commitment Percentage of (i) the L/C Obligations then outstanding and (ii) the principal amount of Swing Line Loans then outstanding, does not exceed such Bank's Commitment; provided, that
                                                                --------
at no time shall the sum of (x) the aggregate principal amount of all Loans made by the Banks then outstanding plus (y) the L/C Obligations then outstanding exceed the Total Commitment. The Commitments may be terminated or reduced from time to time pursuant to Section 2.10. Within the foregoing limits, the Borrower may during the Commitment Period borrow, repay and reborrow under the Commitment, subject to the terms, provisions and limitations set forth herein.

               (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with Sections
2.2 and 2.18; provided, that no Loan shall be made as a Eurodollar Loan after
              --------
the date that is one month prior to the Termination Date.

               (c) The failure of any Bank to make any Revolving Credit Loan shall not in itself relieve any other Bank of its obligation to lend hereunder (it being understood, however, that no Bank shall be responsible for the failure of any other Bank to make any Loan required to be made by such other Bank). The Loans comprising any Revolving Credit Borrowing shall be (i) with respect to a Base Rate Borrowing, in a minimum aggregate principal amount of $100,000 or a whole multiple thereof or (ii) with respect to a Eurodollar Borrowing, in a minimum aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, in either case, an aggregate principal amount equal to the remaining balance of the available Commitments).

          2.2  Revolving Credit Loan Procedures. In order to request a Revolving
               --------------------------------
Credit Borrowing, the Borrower shall hand deliver or telecopy (or notify by telephone and promptly confirm by hand delivery or telecopy) to the Agent the information requested by the form of Revolving Credit Borrowing Request attached as Exhibit A hereto (a) in the case of a Eurodollar Borrowing, not later than
   ---------
12:00 noon, Wilmington time, three Business Days before a proposed Borrowing and
(b) in the case of a Base Rate Borrowing, not later than 12:00 noon, Wilmington time, on the day of a proposed Borrowing. Such notice shall be irrevocable and shall in each case specify (i) whether the Borrowing then being requested is to be a Eurodollar Borrowing or a Base Rate Borrowing; (ii) the date of such Revolving Credit Borrowing (which shall be a Business Day); (iii) the principal amount of such Borrowing; and (iv) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto. If no election as to the Type of Revolving Credit Borrowing is specified in any such notice, then the requested Revolving Credit Borrowing shall be a Base Rate Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an

Interest Period of one month's duration. The Agent shall promptly advise the Banks of any notice given pursuant to this Section 2.2 and of each Bank's portion of the requested Borrowing.

          2.3  Swing Line Loans. (a) Subject to the terms and conditions hereof,
               ----------------
the Swing Line Bank may in its discretion make swing line loans (the "Swing Line
                                                                      ----------
Loans") to the Borrower from time to time during the Commitment Period in the
-----
aggregate up to the amount of the Swing Line Commitment for periods requested by the Borrower and agreed to by the Swing Line Bank; provided, that, no Swing Line
                                                   --------  ----
Loan shall be made if, after giving effect to the making of such Loan and the simultaneous application of the proceeds thereof, the Total Exposure would exceed the Total Commitment, and provided further, that, so long as the Existing
                                 ----------------------
Credit Agreement remains in effect no Swing Line Loan shall be made hereunder. Within the foregoing limits, the Borrower may during the Commitment Period borrow, repay and reborrow under the Swing Line Commitment, subject to and in accordance with the terms and limitations hereof.

               (b) The Borrower may request a Swing Line Loan to be made on any Business Day. Swing Line Loans shall bear interest at the Base Rate Option. Each request for a Swing Line Loan shall be in writing (or by telephone promptly confirmed in writing) and delivered to the Swing Line Bank not later than 12:00 noon, Wilmington time, on the Business Day such Swing Line Loan is to be made, specifying in each case (i) the amount to be borrowed, (ii) the requested borrowing date, and (iii) the date such Swing Line Loan is to be repaid, if applicable (the "Swing Line Repayment Date"). The request for such Swing Line
                 -------------------------
Loan shall be irrevocable. Provided that all applicable conditions precedent contained in Section 4.2 hereof have been satisfied, the Swing Line Bank shall, not later than 4:00 p.m., Wilmington time, on the date specified in the Borrower's request for such Swing Line Loan, make such Swing Line Loan by crediting the Borrower's deposit account with the Swing Line Bank.

               (c) The obligation of the Borrower to repay the Swing Line Loans shall be evidenced by a promissory note of the Borrower dated the date hereof, payable to the order of the Swing Line Bank in the principal amount of the Swing Line Commitment and substantially in the form of Exhibit B-2 (as amended,
                                                 -----------
supplemented or otherwise modified from time to time, the "Swing Line Note").
                                                           ---------------

               (d) Interest shall accrue on the outstanding principal balance of a Swing Line Loan at the Base Rate Option and shall be payable on each applicable Interest Payment Date and upon the repayment of such Swing Line Loan.

               (e) A Swing Line Loan shall be repaid on the earlier of (i) the Termination Date and (ii) the Swing Line Repayment Date for such Swing Line Loan, if any.

               (f) In the event the Commitments are terminated in accordance with Section 2.10 hereof, the Swing Line Commitment shall also be terminated automatically. In the event the Borrower reduces the Total Commitment to less than the Swing Line Commitment, the Swing Line Commitment shall immediately be reduced to an amount equal to the Total Commitment. In the event the Borrower reduces the Total Commitment to less than the outstanding principal amount of the Swing Line Loans, the Borrower shall immediately repay the amount by which the outstanding Swing Line Loans exceed the Swing Line Commitment as so reduced plus accrued interest thereon.

               (g) At no time shall there be more than one outstanding Swing Line Loan.

               (h) Each Swing Line Loan shall be in an original principal amount of $100,000 or a whole multiple thereof.

               (i) The Borrower shall have the right at any time and from time to time to prepay any Swing Line Loan, in whole or in part, without premium or penalty, upon prior written, telecopy or telephonic notice to the Swing Line Bank given no later than 1:00 p.m., Wilmington time, on the date of any proposed prepayment. Each notice of prepayment shall specify the Swing Line Loan to be prepaid and the amount to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such amount on such date, with accrued interest thereon.

          2.4  General Provisions Regarding Loans. (a) Subject to Section
               ----------------------------------
2.4(b), each Bank shall make each Revolving Credit Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Agent in Pittsburgh, Pennsylvania not later than 3:00 p.m., Wilmington time, and the Agent shall by 4:00 p.m., Wilmington time, credit the amounts so received to the general deposit account of the Borrower with the Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Banks. Revolving Credit Loans shall be made by the Banks pro rata in accordance with Section 2.16. Unless the Agent shall have
      --- ----
received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's portion of such Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Borrowing in accordance with this paragraph (a) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have made such portion available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent at
(i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Effective Rate; provided, that if such Bank shall not pay such amount
                      --------
within three Business Days of the date of such Borrowing, such overdue amount shall, at the expiration of such three-Business Day period, bear interest at the Base Rate Option. If such Bank repays to the Agent such corresponding amount, such amount shall constitute such Bank's Loan as part of such Borrowing for purposes of this Agreement.

               (b) The Borrower may refinance all or any part of any Borrowing with any other Borrowing subject to the conditions and limitations set forth herein and elsewhere in this Agreement. Any Borrowing or part thereof so refinanced shall be deemed to be repaid in accordance with Section 2.3 or 2.7 with the proceeds of a new Borrowing hereunder and the proceeds of the new Borrowing, to the extent they do not exceed the principal amount of the

Borrowing being refinanced, shall not be paid by the Banks to the Agent or by the Agent to the Borrower; provided, however, that (i) if the principal amount
                           --------  -------
extended by a Bank in a refinancing is greater than the principal amount that was extended by such Bank in the Borrowing being refinanced, then such Bank shall pay such difference to the Agent for distribution to the Banks described in (ii) below, (ii) if the principal amount extended by a Bank in the Borrowing being refinanced is greater than the principal amount agreed to be extended by such Bank in the refinancing, the Agent shall return the difference to such Bank out of amounts received pursuant to (i) above, and (iii) to the extent any Bank fails to pay the Agent amounts due from it pursuant to (i) above, any Loan or portion thereof being refinanced with such amounts shall not be deemed repaid in accordance with Section 2.3 or 2.7 and shall be payable by the Borrower without prejudice to the Borrower's rights against any such Bank.

               (c) Each Bank may at its option fulfill its Commitment hereunder with respect to any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Bank to make such Loan; provided, however, that any exercise
                                          --------  -------
of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of the Agreement and the applicable Note.

               (d) All Borrowings, conversions and continuations of Revolving Credit Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections that, after giving effect thereto, (A) the aggregate principal amount of the Loans comprising each Tranche of Eurodollar Loans shall be equal to $500,000 or a whole multiple of $100,000 in excess thereof and (B) the Borrower shall not have outstanding at any one time more than in the aggregate eight (8) separate Tranches of Loans (including the Base Rate Tranche).

               (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Termination Date.

          2.5  Letters of Credit.
               -----------------

               (a)  L/C Commitment. (i) Subject to the terms and conditions
                    --------------
hereof, the Issuing Bank, in reliance on the agreements of the other Banks set forth in Section 2.5(d), agrees to issue letters of credit (together with the Existing Letters of Credit, collectively referred to as the "Letters of Credit")
                                                             -----------------
for the account of the Borrower on any Business Day during the Commitment Period in such form as may be approved from time to time by the Issuing Bank; provided,
                                                                       --------
that no Letter of Credit shall be issued if, after giving effect thereto (A) the amount of the Total Exposure would exceed the amount of the Total Commitment in effect at such time or (B) the aggregate amount of the L/C Obligations at such time would exceed the L/C Commitment in effect at such time.

                    (ii)  Each Letter of Credit:

                          (A) shall be denominated in Dollars and shall be a standby letter of credit; and

                                   (B)  shall be for the account of the
     Borrower and for the benefit of the Borrower and/or one or more of the Guarantors;

                                   (C)  shall have an expiration date no later
     than the Termination Date; and

                                   (D)  may during the Commitment Period be
     extended at the sole discretion of the Issuing Bank for additional periods of up to one year each (but in no event to expire later than the Termination Date) upon written request from the Borrower to the Issuing Bank at least 20 days (or such other time period as agreed by the Borrower and the Agent) before the date upon which notice of extension is otherwise required by the terms thereof.

                         (iii) Each Letter of Credit shall be subject to ISP98 and, to the extent not inconsistent therewith, the laws of the State of Delaware.

                    (b)  Procedure for Issuance of Letters of Credit. The
                         -------------------------------------------
Borrower may from time to time request that the Issuing Bank issue a Letter of Credit by delivering to the Issuing Bank at its office for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may reasonably request. Upon receipt by the Issuing Bank of any Application, the Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, after determining from the Agent that issuance of the Letter of Credit requested thereby will be within the limits imposed by Section 2.5(a)(i), issue such Letter of Credit not later than ten (10) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto (but in no event shall the Issuing Bank be required to issue any Letter of Credit earlier than five (5) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and the Borrower. The Issuing Bank shall promptly after issuing a Letter of Credit furnish copies thereof to the Borrower.

                    (c)  L/C Fees, Commissions and Other Charges. (i) The
                         ---------------------------------------
     Borrower shall pay to the Agent, for the account of the Banks (including the Issuing Bank) pro rata according to their respective Commitment
                       --- ----
     Percentages, a letter of credit fee with respect to the aggregate face amount of all Letters of Credit outstanding, computed at the rate of three quarters of one percent (.75%) (computed on the basis of the actual number of days each Letter of Credit is outstanding in a year of 360 days). The Borrower shall also pay to the Issuing Bank, in respect of each Letter of Credit issued by the Issuing Bank, a fronting fee in an amount not to exceed $250. The fees described in the preceding sentences shall be due and payable quarterly in arrears on each L/C Payment Date and on the Termination Date or such earlier date as the Commitments are terminated, and shall be nonrefundable.

                         (ii) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit, in accordance with the schedule of such costs attached hereto as
     Schedule IV.
     -----------

                         (iii) The Agent shall, promptly following its receipt thereof, distribute to the Issuing Bank and the Banks all fees and commissions received by the Agent for their respective accounts pursuant to this subsection.

                    (d)  L/C Participations.  (i) The Issuing Bank irrevocably
                         ------------------
     agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Bank to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk, an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage in the Issuing Bank's obligations and rights under each Letter of Credit issued by the Issuing Bank hereunder and the amount of each draft paid by the Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Letter of Credit issued by the Issuing Bank for which the Issuing Bank is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Bank upon demand at the Issuing Bank's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft or any part thereof, which is not so reimbursed. Any action taken or omitted by the Issuing Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall neither create for the Issuing Bank any resulting liability to any L/C Participant nor constitute a defense to an L/C Participant's obligation to make the payments to the Issuing Bank required by the immediately preceding sentence.

                         (ii) If any amount required to be paid by any L/C Participant to the Issuing Bank pursuant to Section 2.5(d) in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit is not paid to the Issuing Bank on the date such payment is due from such L/C Participant, such L/C Participant shall pay to the Issuing Bank on demand an amount equal to the product of (A) such amount, times (B) the daily average Federal Funds Effective Rate, as quoted by the Issuing Bank, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times (C) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

                         (iii) Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 2.5(d)(i), the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including by way of set-off or proceeds of collateral applied thereto by the Issuing Bank), or any payment of interest on account thereof, the Issuing Bank will distribute to such L/C Participant its pro rata share thereof; provided,
                                            --- ----                --------
     however, that in the event that any such payment received by the Issuing
     -------
     Bank shall be required to be returned by the Issuing Bank, such L/C Participant shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

                    (e)  Reimbursement Obligation of the Borrower. (i) The
                         ----------------------------------------
     Borrower agrees to reimburse the Issuing Bank in respect of a Letter of Credit on each date on which the Issuing Bank notifies the Borrower of the date and amount of a draft presented under such Letter of Credit and paid or to be paid by the Issuing Bank for the amount of (A) such draft so paid and (B) any taxes, fees, charges or other direct out of pocket costs or expenses incurred by the Issuing Bank in connection with such payment. Each such payment shall be made to the Issuing Bank at its office listed in
     Section 9.2 in Dollars and in immediately available funds.

                         (ii) Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the per annum rate of the Base Rate Option plus 2.0% and shall be payable on demand by the Issuing Bank.

                    (f)  Obligations Absolute. (i) The obligations of the
                         --------------------
     Borrower under this Section 2.5 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Bank or any beneficiary of a Letter of Credit or any other Person.

                         (ii) The Borrower agrees with the Issuing Bank that the Issuing Bank shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 2.5(e) shall not be affected by, among other things, (A) the validity or genuineness of any documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, provided, that reliance upon such
                                       --------
     documents by the Issuing Bank shall not have constituted gross negligence or willful misconduct by the Issuing Bank or (B) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other Person to which such Letter of Credit may be transferred or (C) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.

                         (iii) The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Bank's gross negligence or willful misconduct.

                         (iv) The Borrower agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrower and shall neither result in any liability of the Issuing Bank to the Borrower nor constitute a defense to the Borrower's obligation to reimburse the Issuing Bank.

                    (g)  Letter of Credit Payments. If any draft shall be
                         -------------------------
presented for payment to the Issuing Bank under any Letter of Credit, the Issuing Bank shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Bank to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

                    (h)  Application.  To the extent that any provision of any
                         -----------
Application related to any Letter of Credit is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall apply.

               2.6  Fees. (a) The Borrower agrees to pay to the Agent for the
                    ----
account of each Bank a commitment fee (a "Commitment Fee") for the period from
                                          --------------
and including the first day of the Commitment Period to the Termination Date, computed at a rate per annum equal to 1/4%, calculated on the basis of a 360 day year for the actual days elapsed, on the average daily amount of the difference between the Commitment of such Bank and its Exposure during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date as the Total Commitment shall be permanently reduced or terminated as provided herein, commencing on the first of such dates to occur after the Effective Date. Each payment by the Borrower on account of the Commitment Fee shall be made pro
                                                                            ---
rata according to the Banks' respective Revolving Credit Commitment Percentages.
----

                    (b) The Borrower agrees to pay to the Agent for the account of each Bank pro rata in accordance with Section 2.16 a closing fee in the
             --- ----
amount of $62,500, payable on the Effective Date.

                    (c) All fees shall be paid on the dates due, in immediately available funds, to the Agent for distribution, if and as appropriate, among the Banks. Once paid, none of the fees shall be refundable under any circumstances.

               2.7  Notes; Repayment of Revolving Credit Loans. The Revolving
                    ------------------------------------------
Credit Loans made by each Bank shall be evidenced by a single Revolving Credit Note duly executed on behalf of the Borrower, dated the Effective Date, in substantially the form attached hereto as Exhibit B-1 with the blanks
                                          -----------
appropriately filled, payable to such Bank in a principal amount equal to the Commitment of such Bank. Each Note shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in
Section 2.8. The outstanding principal balance of each Revolving Credit Loan, as evidenced by the relevant Note, shall be payable on the Termination Date. The Borrower hereby authorizes the Agent to charge any deposit account of the Borrower maintained with the Agent for any payment when due hereunder or under the Notes.

               2.8  Interest on Revolving Credit Loans.  (a) Subject to the
                    ----------------------------------
provisions of Section 2.9, each Base Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a rate per annum equal to the Base Rate minus 1% (the
                                                               -----
"Base Rate Option").

                    (b) Subject to the provisions of Section 2.9, each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Eurodollar Rate for the Interest Period in effect for such Loan plus 1.25% (the
                                                                ----
"Eurodollar Rate Option").

                    (c) Interest on each Revolving Credit Loan shall be payable on each Interest Payment Date applicable to such Loan; provided, that interest
                                                       --------
accruing on overdue amounts pursuant to Section 2.9 shall be payable on demand. The Agent's calculation of the Eurodollar Rate and the Base Rate shall be conclusive absent manifest error.

               2.9  Default Rate; Inability to Determine Interest Rate. (a)
                    --------------------------------------------------
Upon the occurrence of and during the continuance of an Event of Default under
Section 7.1(a) or (g), the outstanding principal amount of the Loans and, to the extent permitted by law, accrued and unpaid interest thereon and any other amount payable hereunder shall bear interest from the date of such occurrence until paid in full (after as well as before judgment) at a rate per annum which is equal to two percent (2%) in excess of the Base Rate Option. Upon the occurrence of and during the continuance of an Event of Default other than under
Section 7.1(a) or (g), the outstanding principal amount of the Loans and, to the extent permitted by law, accrued and unpaid interest thereon and any other amount payable hereunder shall bear interest from the date that the Agent shall send notice to the Borrower of the application of the default rate until paid in full (after as well as before judgment) at a rate per annum which is equal to two percent (2%) in excess of the Base Rate Option. The Borrower acknowledges that such increased interest rate reflects, among other things, the fact that such loans or other amounts have become a substantially greater risk given its default status and that the Banks are entitled to additional compensation for such risk.

                    (b) In the event, and on each occasion, that prior to the commencement of any Interest Period for a Eurodollar Loan, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that dollar deposits in the principal amount of such Eurodollar Loan are not generally available in the London interbank market, or that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Banks of making or maintaining the principal amount of such Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Eurodollar Rate, the Agent shall, as soon as practicable thereafter, give written, telegraphic or telephonic notice of such determination to the Borrower and the Banks. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for a Eurodollar Loan or for conversion to or maintenance of a Eurodollar Loan pursuant to the terms of this Agreement shall be deemed to be a request for a Base Rate Loan.

                    2.10 Termination, Reduction and Extension of Commitments.
                         ---------------------------------------------------
(a) The Total Commitment shall be automatically terminated on the Termination Date.

                         (b)  Subject to the last sentence of this paragraph,
upon at least five Business Days' prior irrevocable written or telecopy notice to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time permanently reduce, the Total Commitment. Each partial reduction of the Total Commitment shall be in a minimum principal amount of $5,000,000 or in whole multiples thereof, and no such termination or reduction shall be made which would, after giving effect to any prepayments of Revolving Credit Loans on such date reduce the Total Commitment to an amount less than the amount of the Total Exposure.

                         (c)  Each reduction in the Total Commitment hereunder
shall be made ratably among the Banks in accordance with their respective Commitment Percentages. The Borrower shall pay to the Agent for the account of the relevant Banks, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to the date of such termination or reduction. In connection with any reduction of the Total Commitment, the Borrower shall make any prepayment required under Section 2.11(b).

                         (d)  During the period beginning ninety days prior to
the then effective Termination Date and ending sixty (60) days prior to such Termination Date, the Borrower may deliver to the Agent (which shall promptly transmit to each Bank) a notice requesting that the Commitments be extended for an additional nine months beyond the Termination Date then in effect. Within forty-five days after its receipt of any such notice, each Bank shall notify the Agent of its willingness or unwillingness to extend its Commitment. Any Bank that shall fail to notify the Agent within such period shall be deemed to have declined to extend its Commitment. If each (but only if each) Bank agrees to extend its Commitment, the Agent shall so notify the Borrower and each Bank, whereupon (i) the respective Commitments of the Banks shall without further act by any party hereto, be extended to the date nine months after the Termination Date then in effect and (ii) the term "Termination Date" shall thereafter mean such date. Any such extension shall be evidenced by a written agreement among the Agent, the Banks and the Borrower, such agreement to be in form and substance acceptable to the Agent and the Banks. In the event that one or more Banks (each a "Non-Electing Bank") shall have declined or been deemed to have
               -----------------
declined to extend its or their Commitment and Banks holding a majority in amount of the Commitments shall have notified the Agent of their desire to extend their Commitments, the Borrower shall have the right, but not the obligation, at its own expense, upon notice to each such Non-Electing Bank and the Agent, to replace all (but not less than all) such Non-Electing Banks (in accordance with and subject to the restrictions contained in Section 9.6)
at any time before the thirtieth (30th) day prior to the Termination Date with one or more assignees (each a "Replacement Bank") willing to purchase all of the
                               ----------------
Non-Electing Banks' interests hereunder and to agree to extend its or their Commitment in accordance with the notice referred to in the first sentence of this paragraph (d). In such event, each Non-Electing Bank shall promptly upon request transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.6) all its interests, rights and obligations under this Agreement to the applicable Replacement Bank; provided,
                                                                     --------
however, that (i) no such assignment shall conflict with any law or any rule,
-------
regulation or order of any Governmental Authority, (ii) the applicable Replacement Bank shall pay to the applicable Non-Electing Bank in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Non-Electing Bank hereunder and all other amounts accrued for such Non-Electing Bank's account or owed to it hereunder (including Commitment Fees and any unpaid costs or expenses), and (iii) a Non-Electing Bank shall not be required to sell its interests hereunder unless the Borrower has arranged for one or more Replacement Banks to acquire the interests of all other Non-Electing Banks. If, as a result of the foregoing, each Bank (including Replacement Banks, but excluding Non-Electing Banks whose interests have been purchased as provided above) has agreed to extend its Commitment, the Commitments shall be extended as provided in clause (i) of the fourth sentence of this paragraph and the term Termination Date shall have the meaning set forth in clause (ii) in such fourth sentence of this paragraph (d).

               2.11 Optional and Mandatory Prepayments of Revolving Credit
                    ------------------------------------------------------
Loans. (a) The Borrower shall have the right at any time and from time to time
-----
to prepay any Revolving Credit Borrowing, in whole or in part, without premium or penalty (but in any event subject to Section 2.15), upon prior written, telecopy or telephonic notice to the Agent given no later than 10:30 a.m., Wilmington time, one Business Day before any proposed prepayment; provided,
                                                                  --------
however, that each such partial prepayment shall be in the principal amount of
-------
at least (x) with respect to Base Rate Loans, $100,000 or in whole multiples thereof and (y) with respect to Eurodollar Loans, $500,000 or in whole multiples of $100,000 in excess thereof or, in either case, the entire amount outstanding, whether or not divisible by $100,000.

                    (b) On the date of any reduction of the Total Commitment pursuant to Section 2.10, the Borrower shall pay or prepay so much of the Revolving Credit Borrowings as shall be necessary in order that, after giving effect to such reduction and any such payments, the Total Exposure at such time will not exceed the Total Commitment.

                    (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing of Revolving Credit Loans to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein. All prepayments on Eurodollar Loans under this Section shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

               2.12 Illegality.  Notwithstanding any other provision herein, if
                    ----------
any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Loans as contemplated by this Agreement,
(a) the commitment of such Bank hereunder to make or refinance Eurodollar Loans, continue Eurodollar Loans as such and convert or refinance Base Rate Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Bank's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Bank such amounts, if any, as may be required pursuant to Section 2.15.

               2.13 Requirements of Law. (a) In the event that any change in any
                    -------------------
Requirement of Law or in the interpretation, or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                         (i) shall subject any Bank to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Bank in respect thereof (except for taxes covered by Section 2.14 and changes in the rate of tax on the overall net income, gross receipts or revenue of such Bank);

                         (ii) shall impose, modify or hold applicable any reserve, special deposit or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Bank which is not otherwise included in the determination of the interest rate on such Eurodollar Loan hereunder; or

                         (iii) shall impose on such Bank any other condition;
and the result of any of the foregoing is to increase the cost to such Bank, by an amount which such Bank deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof then, in any such case, the Borrower shall as promptly as practicable pay such Bank, upon its demand, any additional amounts necessary to compensate such Bank for such increased cost or reduced amount receivable; provided, that
                                                                --------
the Borrower shall not be liable for any such amounts incurred by such Bank more than 90 days prior to the date of such Bank's notification to the Borrower. If any Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall as promptly as practicable notify the Borrower, through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Bank, through the Agent, to the Borrower shall be reasonably detailed and include supporting documentation, and shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                    (b) In the event that any Bank shall have determined that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Bank's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Bank or such corporation could have achieved but for such change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, after submission by such Bank to the Borrower (with a copy to the Agent) of a written request therefor, which shall be reasonably detailed and include supporting documentation, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction; provided, that the Borrower shall not be liable for any such amounts incurred by such Bank more than 90 days prior to the date of such Bank's notification to the Borrower.

                    (c) Each Bank agrees that it will use reasonable efforts in order to avoid or to minimize, as the case may be, the payment by the Borrower of any additional amount under Section 2.13(b); provided, however, that no Bank
                                                --------  -------
shall be obligated to incur any expense, cost or other amount in connection with utilizing such reasonable efforts.

                    (d)  Notwithstanding the foregoing Section 2.13(a), (b) and
(c), the Borrower shall not be required to pay any additional amounts to any Bank that is not incorporated under the laws of the United States or a state thereof as a result of any change in any Requirement of Law or compliance by such Bank with any request or directive from any central bank or Governmental Authority to the extent that such additional amounts exceed the amounts that would have been payable by the Borrower under Section 2.13(a), (b) or (c) to a Bank incorporated under the laws of the United States or a state thereof.

               2.14 Taxes. (a) All payments made by the Borrower under this
                    -----
Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (excluding, net income taxes and franchise or gross receipts taxes imposed in lieu of net income taxes imposed on the Agent or any Bank as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Agent or such Bank (excluding a connection arising solely from the Agent or such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes)) (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts
        -----
payable to the Agent or any Bank hereunder or under the Notes, the amounts so payable to the Agent or such Bank shall be increased to the extent necessary to yield to the Agent or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Agent or any Bank as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                    (b) Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent (i) two duly completed copies of United States Internal Revenue Service Form W-8ECI or W-8BEN or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Bank also agrees to deliver to the Borrower and the Agent two further copies of the said Form W-8ECI or W-8BEN and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank so advises the Borrower and the Agent. Such Bank shall certify (i) in the case of a Form W-8ECI or W-8BEN, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

                    (c) Notwithstanding the foregoing Section 2.14(a) or (b), the Borrower shall not be required to pay any additional amounts pursuant to such Sections (i) to any Bank in respect of United States withholding tax if (A) the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with the requirements of Section 2.14(b) or (B) such Bank shall not have furnished the Borrower with such forms listed in
Section 2.14(b) and shall not have taken such other steps as reasonably may be available to it under applicable tax laws and any applicable tax treaty or convention to obtain an exemption from, or reduction (to the lowest applicable rate) of, such United States withholding tax or (ii) to any Bank that is not incorporated under the laws of the United States or a state thereof to the extent that such additional amounts exceed the amounts that would have been payable by the Borrower under Section 2.14(a) or (b) to a Bank incorporated under the laws of the United States or a state thereof.

               2.15 Indemnity. (a) The Borrower agrees to indemnify each Bank
                    ---------
and to hold each Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of (i) default by the Borrower in payment when due of the principal amount of or interest on any Eurodollar Loan, (ii) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (iii) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (iv) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto, except any such loss as may result from the partial prepayment of Eurodollar Loans pursuant to
Section 4.1(k). This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

               (b) For the purpose of calculation of all amounts payable to a Bank under this subsection, each Bank shall be deemed to have actually funded its relevant Eurodollar Loan through the purchase of a deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Eurodollar Loan and having a maturity comparable to the relevant Interest Period; provided,
                                                                  --------
however, that each Bank may fund each of its Eurodollar Loans in any manner it
-------
sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

          2.16 Pro Rata Treatment, etc. Except as required under Section 2.12,
               -----------------------
each Revolving Credit Borrowing, each payment or prepayment of principal of any Revolving Credit Borrowing, each payment of interest on the Revolving Credit Loans, each payment of Letter of Credit fees (other than fees for the account of the Issuing Bank), each reduction of the Commitments, each refinancing of any Borrowing with a Revolving Credit Borrowing of any Type, each payment of Commitment Fees and each conversion of Revolving Credit Loans, shall be made pro
                                                                             ---
rata among the Banks in accordance with their respective Commitment Percentages.
----
Each Bank agrees that in computing such Bank's portion of any Borrowing to be made hereunder, the Agent may, in its discretion, round each Bank's percentage of such Borrowing to the next higher or lower whole dollar amount.

          2.17 Payments. (a) The Borrower shall make each payment (including
               --------
principal of or interest on any Loan or any fees or other amounts) hereunder not later than 12:00 (noon), Wilmington time, on the date when due in Dollars to the Agent at its offices specified in Section 9.2 or at such other place as may be designated by the Agent, in immediately available funds. The Agent shall distribute to the Banks any payments received by the Agent on the date received in like funds as received.

               (b) Whenever any payment (including principal of or interest on any Loan or any fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, if applicable.

          2.18 Conversion and Continuation Options. The Borrower shall have the
               -----------------------------------
right at any time upon prior irrevocable notice to the Agent (i) not later than 12:00 noon, Wilmington time, on the Business Day of conversion, to convert any Eurodollar Loan to a Base Rate Loan,

(ii) not later than 12:00 noon, Wilmington time, three Business Days prior to conversion or continuation, to (y) convert any Base Rate Loan into a Eurodollar Loan, or (z) to continue any Eurodollar Loan as a Eurodollar Loan for any additional Interest Period and (iii) not later than 12:00 noon, Wilmington time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Loan to another permissible Interest Period, subject in each case to the following:

               (a) a Eurodollar Loan may not be converted at a time other than the last day of the Interest Period applicable thereto;

               (b) any portion of a Loan maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Loan;

               (c) no Eurodollar Loan may be continued as such and no Base Rate Loan may be converted to a Eurodollar Loan when any Default or Event of Default has occurred and is continuing and the Agent or the Required Banks have determined that such a continuation is not appropriate;

               (d) any portion of a Eurodollar Loan that cannot be converted into or continued as a Eurodollar Loan by reason of Section 2.18(b) or (c) automatically shall be converted at the end of the Interest Period in effect for such Loan to a Base Rate Loan; and

               (e) on the last day of any Interest Period for Eurodollar Loans if the Borrower shall have failed to give notice of conversion or continuation as described in this subsection or if such conversion or continuation is not permitted pursuant to this Section 2.18, such Loans shall be converted to Base Rate Loans on the last day of such then expiring Interest Period.

Accrued interest on a Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion.

          2.19 Use of Proceeds. The Letters of Credit and the proceeds of the
               ---------------
Loans shall be used by the Borrower for working capital and general corporate purposes in the ordinary course of business.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES

          To induce the Agent and the Banks to enter into this Agreement, and to make the Loans and to issue and/or participate in Letters of Credit, the Borrower hereby represents and warrants to the Agent and each Bank that:

          3.1  Financial Condition. (a) Audited Financials. The consolidated
               -------------------      ------------------
balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 2000 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, copies of which have heretofore been furnished to each Bank, present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved. Neither the Borrower nor any of its consolidated Subsidiaries had, as of December 31, 2000, any material Contingent Obligation, liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any Interest Hedge Agreement, which is not reflected in the financial statements contained in the Borrower's Annual Report on Form 10-K for the period ended December 31, 2000 or the notes thereto.

               (b) No Sales. During the period from December 31, 2000, to and
                   --------
including the date of this Agreement there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the financial condition of the Borrower and its consolidated Subsidiaries at December 31, 2000.

          3.2 No Adverse Change. Since December 31, 2000, there has been no
              -----------------
development or event nor any prospective development or event which has had or could reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

          3.3 Corporate Existence; Compliance with Law. Each of the Borrower and
              ----------------------------------------
its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified and/or in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          3.4 Corporate Power; Authorization; Enforceable Obligations. The
              -------------------------------------------------------
Borrower has the corporate power, authority, and legal right, to make, deliver and perform this Agreement, the Notes and the other Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the Notes and to authorize the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is a party. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person (including stockholders and creditors of the Borrower) is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, the Notes or the other Loan Documents. This Agreement has been, and each Note and other Loan Document will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each Note and other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          3.5 No Legal Bar. The execution, delivery and performance of this
              ------------
Agreement, the Notes and the other Loan Documents by the Borrower, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

          3.6 No Material Litigation. No litigation, investigation or proceeding
              ----------------------
of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues
(a) with respect to this Agreement, the Notes or the other Loan Documents or any of the transactions contemplated hereby, or (b) as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

          3.7 No Default.  Neither the Borrower nor any of its Subsidiaries is
              ----------
in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          3.8 Taxes. Each of the Borrower and its Subsidiaries has filed or
              -----
caused to be filed all tax returns which, to its knowledge, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed against the Borrower or any of its Subsidiaries, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charges.

          3.9 Federal Regulations. No part of the proceeds of any Loans will be
              -------------------
used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or for any purpose which violates the provisions of Regulation U. If requested by any Bank or the Agent, the Borrower will furnish to the Agent and each Bank a statement to the foregoing effect in conformity with the requirements of FR Form U-l referred to in said Regulation U. No part of the proceeds of the loans hereunder will be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X.

          3.10 ERISA. (a) Neither a Reportable Event nor an "accumulated funding
               -----
deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan, and each Single Employer Plan has compiled in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred and no lien in favor of the PBGC or a Plan has arisen during the five-year period prior to the date as of which this representation is made or deemed made. No other event or condition has occurred or exists with respect to any Plan that could reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

               (b) The present value of all accrued benefits under each Single Employer Plan in which the Borrower or any Commonly Controlled Entity is a participant (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount in excess of ten percent (10%) of Consolidated Net Worth as of the end of the most recent fiscal year of the Borrower for which financial statements have been delivered to the Banks pursuant to this Agreement.

               (c) Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made, in any such case which could reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

               (d) To the Borrower's knowledge, no such Multiemployer Plan is in "reorganization" or "insolvent," within the meaning of such terms as used in ERISA.

               (e) The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount in excess of ten percent (10%) of the Borrower's consolidated net worth as of the end of the most recent fiscal year of the Borrower for which financial statements have been delivered to the Banks pursuant to this Agreement.

          3.11 Investment Company Act; Public Utility Holding Company Act.
               ----------------------------------------------------------
Neither the Borrower nor any of its Subsidiaries is (a) an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended; (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

          3.12 Purpose of Loans; Letters of Credit.  The proceeds of the Loans
               -----------------------------------
and the Letters of Credit shall only be used by the Borrower for the purposes permitted under Section 2.19.

          3.13 Environmental Matters. To the best knowledge of the Borrower,
               ---------------------
each of the representations and warranties set forth in paragraphs (a) through
(e) of this subsection is true and correct with respect to each parcel of real property owned or operated by the Borrower or any of its Subsidiaries (the "Properties"), except to the extent that the facts and circumstances giving rise
 ----------
to any such failure to be so true and correct could not reasonably be expected to have a Material Adverse Effect:

               (a) The Properties do not contain, and have not previously contained, in, on, or under, including, without limitation, the soil and groundwater thereunder, any Materials of Environmental Concern in concentrations which violate Environmental Laws.

               (b) The Properties and all operations and facilities at the Properties are in compliance with Environmental Laws, and there is no Materials of Environmental Concern contamination or violation of any Environmental Law which would materially interfere with the continued operation of any of the Properties or materially impair the fair saleable value of any thereof.

               (c) Neither the Borrower nor any of its Subsidiaries has received or is aware of any claim, notice of violation, alleged violation, non-compliance, investigation or advisory action or potential liability regarding environmental matters or compliance of Environmental Law with regard to the Properties which has not been satisfactorily resolved by the Borrower or such Subsidiary, nor is the Borrower or any of its Subsidiaries aware or have reason to believe that any such action is being contemplated, considered or threatened.

               (d) Materials of Environmental Concern have not been generated, treated, stored, disposed of, at, on or under any of the Properties in violation of Environmental Laws, nor have any Materials of Environmental Concern been transferred from the Properties to any other location except in either case in the ordinary course of business of the Borrower and its Subsidiaries and in material compliance with all Environmental Laws.

               (e) There are no governmental, administrative actions or judicial proceedings pending or, to the best knowledge of the Borrower, contemplated under any Environmental Laws to which the Borrower or any of its Subsidiaries is or will be named as a party with respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of the Properties.

          3.14 No Burdensome Restrictions.  No Requirement of Law or
               --------------------------
Contractual Obligation of the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

          3.15 Ownership of Borrower and Subsidiaries. The beneficial ownership
               --------------------------------------
of the Capital Stock of the Borrower by its executive officers, directors and 5% shareholders has not changed materially from that set forth in the Borrower's most recent proxy statement as filed with the Securities and Exchange Commission. The Borrower owns all of the issued and outstanding capital stock of each of the Guarantors and, as of the date of this Agreement, the Borrower owns all of the issued and outstanding Capital Stock of each of its Subsidiaries.

          3.16 Patents, Trademarks, etc. Each of the Borrower and its
               ------------------------
Subsidiaries has obtained and holds in full force and effect or is licensed to use all patents, trademarks, servicemarks, trade names, copyrights and other such rights, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted. To the Borrower's best knowledge, no material product, process, method, substance, part or other material presently sold by or employed by the Borrower or any Subsidiary in connection with such business infringes any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person. There is not pending or, to the Borrower's knowledge, overtly threatened any claim or litigation against or affecting the Borrower or any Subsidiary contesting its right to sell or use any such product, process, method, substance, part or other material which could reasonably be expected to have a Material Adverse Effect.

          3.17 Ownership of Property. Each of the Borrower and its Subsidiaries
               ---------------------
has good and marketable fee simple title to or valid leasehold interests in all real property owned or leased by it, and good title to all of its personal property subject to no Lien of any kind except Permitted Liens.

          3.18 Licenses, etc. Each of the Borrower and its Subsidiaries has
               -------------
obtained and holds in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, easements, rights of way and other rights, consents and approvals which are necessary for the operation of its business as presently conducted.

          3.19 Labor Matters. Except as set forth on Schedule 3.19, as of the
               -------------                         -------------
Effective Date, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower, and the Borrower has not suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years and to the best knowledge of the Borrower, there are none now threatened.

          3.20 Material Contracts. All material contracts relating to the
               ------------------
business operations of the Borrower are valid, binding and enforceable upon the Borrower and, to the Borrower's knowledge, each of the parties thereto in accordance with their respective terms, and there is no material default thereunder, to the Borrower's knowledge, with respect to parties other than the Borrower.

          3.21 Insurance. The Borrower currently maintains insurance which meets
               ---------
or exceeds the requirements of Section 5.5 No notice has been given or claim made and no grounds exist to cancel or avoid any insurance policies or other bonds to which the Borrower is a party or to reduce the coverage provided thereby or any replacements thereof. Such policies and bonds or any replacements thereof provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of the Borrower in accordance with prudent business practice in the industry of the Borrowers.

          3.22 Senior Debt Status. The obligations of the Borrower under this
               ------------------
Agreement and the Notes do rank and will rank at least pari passu in priority of
                                                       ---- -----
payment with all other indebtedness of the Borrower except indebtedness of the Borrower to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of the Borrower which secures indebtedness or other obligations of any Person except for Permitted Liens.

          3.23 No Material Misstatements. To the best of the Borrower's
               -------------------------
knowledge, no information furnished by or on behalf of the Borrower or any Subsidiary to the Agent or any Bank in this Agreement or any Schedule or Exhibit attached hereto, or in the Borrower's financial projections delivered pursuant to Section 4.1(k) hereof, contains any misstatement of fact, or omitted or omits to state any fact necessary to make the statements therein not misleading, where such misstatement or omission would be material to the interests of the Banks with respect to the Borrower's performance of its obligations hereunder. Any projections, forecasts or budgets provided by the Borrower to the Agent or any Bank (other than the financial projections delivered pursuant to Section 5.2(b) hereof) are expressly excluded from this Section and the Borrower makes no representation or warranty as to their accuracy or reliability. With regard to the financial projections delivered pursuant to Section 5.2(b), the Borrower shall be entitled to a cross-reference therein to the forward-looking statements disclaimers contained in its filings with the Securities and Exchange Commission and the benefits of the safe harbor afforded under the Private Securities Litigation Reform Act of 1995.

                        SECTION 4. CONDITIONS PRECEDENT

          4.1  Conditions to Effectiveness. The effectiveness of this Agreement
               ---------------------------
and the agreement of each Bank to make the initial Extension of Credit is subject to the satisfaction of the following conditions precedent immediately prior to or concurrently with such Extension of Credit:

               (a) Loan Documents. The Agent shall have received (i) this
                   --------------
Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Bank, (ii) for the account of each Bank, a Revolving Credit Note conforming to the requirements hereof and executed by a duly authorized officer of the Borrower, (iii) for the account of the Swing Line Bank, the Swing Line Note conforming to the requirements hereof and executed by a duly authorized officer of the Borrower and (iv) the Guaranty Agreement, executed and delivered by a duly authorized officer of each Guarantor.

               (b) Corporate Proceedings of the Borrower and the Guarantors. The
                   --------------------------------------------------------
Agent shall have received a copy of the resolutions or other corporate proceedings or action, in form and substance satisfactory to the Agent, (i) taken on behalf of the Borrower authorizing (A) the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is a party, and (B) the borrowings contemplated hereunder, and (ii) taken on behalf of each Guarantor authorizing the execution, delivery and performance of the Guaranty Agreement, in each case certified by the secretary or assistant secretary of the Borrower or such Guarantor as of the Effective Date, which certificates shall state that such resolutions, or other corporate proceedings or action thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance satisfactory to the Agent.

               (c) Representations and Warranties True; No Default. The
                   -----------------------------------------------
representations and warranties of the Borrower contained in Section 3 hereof shall be true and accurate on and as of the Effective Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and the Borrower shall have performed and complied with all covenants and conditions hereof; and no Event of Default or Default under this Agreement shall have occurred and be continuing or shall exist; and the Borrower shall have delivered to the Agent a certificate to that effect signed by a Responsible Officer.

               (d) Corporate Documents. The Agent shall have received true and
                   -------------------
complete copies of the articles or certificate of incorporation and bylaws of the Borrower, certified as of the Effective Date as complete and correct copies thereof by the secretary or assistant secretary of the Borrower, or a certificate from the secretary or assistant secretary of the Borrower to the effect that there have been no changes in the articles or certificate of incorporation and bylaws of the Borrower from the copies most recently delivered to the Agent, and a good standing certificate recently issued by the Secretary of State (or the equivalent thereof) of the jurisdiction of incorporation of the Borrower and each Guarantor and of each state in which the Borrower is required to be qualified to transact business.

               (e) Incumbency. The Agent shall have received (i) a written
                   ----------
certificate dated the Effective Date by the secretary or assistant secretary of the Borrower as to the names and signatures of the officers of the Borrower authorized to sign this Agreement and the other Loan Documents and (ii) a written certificate dated the Effective Date by the secretary or assistant secretary of each Guarantor as to the names and signatures of the officers of such Guarantor authorized to sign the Guaranty Agreement. The Agent may conclusively rely on such certificates until it shall receive a further certificate by the secretary or assistant secretary of the Borrower or any Guarantor amending such prior certificate.

               (f) Fees and Expenses. The Borrower shall pay or cause to be paid
                   -----------------
to the Agent the fees to be received on the Effective Date referred to herein and the reasonable costs and expenses for which the Agent and the Banks are entitled to be reimbursed.

               (g) Legal Opinion. The Agent shall have received the executed
                   -------------
legal opinion of Klaus M. Belohoubek, Esquire, General Counsel to the Borrower and the Guarantors, substantially in the form of Exhibit E hereto. Such opinion shall be addressed to the Banks and the Agent and cover such other matters incident to the transactions contemplated by this Agreement as the Agent may reasonably require.

               (h) No Material Adverse Change. Since June 30, 1999 there shall
                   --------------------------
have been no material adverse change in the financial condition or prospects of the Borrower and its Subsidiaries taken as a whole, and the Borrower shall have delivered to the Agent a certificate to that effect signed by a Responsible Officer.

               (i) UCC Filing and Other Searches. The Agent shall have received
                   -----------------------------
the results of such additional Uniform Commercial Code searches made with respect to the Borrower and its Subsidiaries, if any, as the Agent shall require, together with copies of financing statements disclosed by such searches, and the foregoing searches shall disclose no Liens, except for Permitted Liens or, if unpermitted Liens are disclosed, the Agent shall have received satisfactory evidence of the release of such Liens.

          4.2 Conditions to Each Extension of Credit. The agreement of each Bank
              --------------------------------------
to make any Extension of Credit requested to be made by it on any date (including, without limitation, the first such Extension of Credit hereunder) is subject to the satisfaction of the following conditions precedent:

               (a) Representations and Warranties. Each of the representations
                   ------------------------------
and warranties (i) made by the Borrower herein or (ii) which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith shall be true and correct in all material respects on and as of such date as if made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein and subject as to any representations or warranties referred to in subsection (ii) above to the exclusions and qualifications referred to in the last two sentences of
Section 3.23).

               (b) No Default.  No Default or Event of Default shall have
                   ----------
occurred and be continuing on such date or after giving effect to the Extensions of Credit requested to be made on such date.

               (c) Additional Matters. All corporate and other proceedings, and
                   ------------------
all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Agent, and the Agent shall have received such other documents in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by the Borrower hereunder or request for the issuance of a Letter of Credit shall constitute a representation and warranty by the Borrower as of the date of such Loan or issuance of such Letter of Credit that the conditions contained in this Section 4.2 have been satisfied.

                       SECTION 5. AFFIRMATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid, any Letter of Credit remains outstanding or any other amount is owing to any Bank or the Agent hereunder, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

          5.1 Financial Statements.  Furnish to each Bank:
              --------------------

              (a) as soon as available, but in any event not later than 90 days after the close of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its consolidated Subsidiaries, including therein the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year, and related consolidated statement of income, retained earnings and cash flow of the Borrower and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved and with the prior year with such changes therein as shall be approved by the Borrower's independent certified public accountants, such consolidated financial statements to be certified by independent certified public accountants selected by the Borrower from among the five largest accounting firms in the United States on the date of this Agreement or their successors, or otherwise acceptable to the Agent, without a "going concern" or like qualification or any exception or qualification arising out of the restricted or limited nature of the examination made by such accountants; and

               (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated financial statements of the Borrower and its consolidated Subsidiaries, including therein (i) the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal quarter, (ii) the related consolidated statement of income, retained earnings and cash flow of the Borrower and its consolidated Subsidiaries, and
(iii) the related consolidated statement of changes in financial position of the Borrower and its consolidated Subsidiaries all for the period from the beginning of such fiscal year to the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the like period of the preceding fiscal year; all in reasonable detail, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved and with prior periods.

          5.2 Certificates; Other Information.  Furnish to each Bank:
              -------------------------------

              (a) concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and (b), a certificate of a Responsible Officer, in the form of Exhibit F hereto, showing in detail the calculations
               ---------
demonstrating compliance with Section 6.1 and stating that, to the best of his or her knowledge, the Borrower during such period has kept, observed, performed and fulfilled each and every covenant and condition contained in this Agreement and in the Notes and the other Loan Documents applicable to it and that he or she obtained no knowledge of any Default or Event of Default except as specifically indicated;

               (b) as soon as available, but in any event not later than 90 days after the end of each fiscal year, (i) detailed capital expenditure budgets of the Borrower and each of its Subsidiaries by quarter and (ii) a forecasted consolidated balance sheet, statement of income and statement of cash flows for the Borrower and its Subsidiaries by quarter in each case for the following two fiscal years;

               (c) promptly upon their becoming available, but in any event not later than 90 days after the end of each fiscal year, any reports including management letters submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit;

               (d) financial statements, reports, notices or proxy statements distributed by the Borrower to its stockholders on a date no later than three Business Days after the date supplied to such stockholders; and

               (e) promptly, such additional financial and other information as any Bank or the Agent may from time to time reasonably request.

          5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or
              ----------------------
before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except (a) when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or a Subsidiary, as the case may be, and (b) where the failure so to pay such indebtedness could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          5.4 Conduct of Business and Maintenance of Existence. Continue to
              ------------------------------------------------
engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges, trademarks, trade names, licenses, franchises and other authorizations necessary or desirable in the normal conduct of its business; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not reasonably be expected to have, in the aggregate, a Material Adverse Effect.

          5.5 Maintenance of Property; Insurance. (a) Maintain in good repair,
              ----------------------------------
working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties material or necessary to its business, and from time to time make or cause to be made all appropriate repairs, renewals or replacements thereof.

               (b) Insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, worker's compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary. The Borrower shall deliver at the request of the Agent from time to time a summary schedule indicating all insurance then in force with respect to the Borrower.

          5.6 Inspection of Property; Books and Records; Discussions. (a) Permit
              ------------------------------------------------------
any of the officers or authorized employees or representatives of the Agent or any of the Banks to visit and inspect during normal business hours any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts (including those of its Affiliates) with its officers, all in such detail and at such times and as often as any of the Banks may reasonably request, provided, that each Bank shall
                                            --------
provide the Borrower and the Agent with reasonable notice prior to any visit or inspection.

               (b) Maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Requirements of Law, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

          5.7 Notices.  Promptly give notice to the Agent and each Bank of:
              -------

              (a) the occurrence of any Default or Event of Default;

              (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of the Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of the Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

              (c) commencement of any litigation or proceeding affecting the Borrower or any of the Subsidiaries in which the amount involved is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

              (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, any Lien in favor of PBGC or any Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Single Employer Plan in a distress termination under Section 4041(c) of ERISA or Multiemployer Plan; and

              (e) an event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

          5.8 Environmental Laws. (a) Comply with, and require compliance by all
              ------------------
tenants and to the extent possible, all subtenants, if any, with, all Environmental Laws and obtain and comply with and maintain, and require that all tenants and to the extent possible, all subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws except to the extent that failure to so comply or obtain or maintain such documents could not reasonably be expected to have a Material Adverse Effect.

              (b) Comply with all lawful and binding orders and directives of all Governmental Authorities respecting Environmental Laws except to the extent that failure to so comply could not reasonably be expected to have a Material Adverse Effect.

              (c) Defend, indemnify and hold harmless the Agent and the Banks, and their respective employees, agents, officers, directors, successors and assigns from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to any violation of or noncompliance with or liability under any Environmental Laws, or any orders, requirements or demands of Governmental Authorities related thereto which in each case relate to or arise in connection with the Borrower or any Subsidiary, any property or assets thereof or any activities relating to any other property or business of a Borrower or any Subsidiary thereof or the enforcement of any rights provided herein or in the other Loan Documents, including, without limitation, attorneys' and consultants' fees, response costs, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of any of the foregoing enumerated parties. This indemnity shall continue in full force and effect regardless of the termination of this Agreement and the payment of the Notes.

          5.9 Management Changes. Notify the Agent in writing within thirty (30)
              ------------------
days after any change of its executive officers.

                         SECTION 6. NEGATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid, any Letter of Credit remains outstanding or any other amount is owing to any Bank or the Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, without the prior written consent of the Required Banks:

          6.1 Financial Condition Covenants.
              -----------------------------

              (a) Leverage Ratio. Permit as of the end of any fiscal quarter the
                  --------------
Leverage Ratio to exceed 2.5 to 1.

              (b) Interest Coverage Ratio.  Permit as of the end of any fiscal
                  -----------------------
quarter the Interest Coverage Ratio to be less than 5.0 to 1.

              (c) Maintenance of Tangible Net Worth. Permit Consolidated
                  ---------------------------------
Tangible Net Worth on any day to be less than (i) $100,000,000 plus (ii) an amount equal to 25% of the consolidated net income (if positive) of the Borrower and its Subsidiaries for each fiscal quarter ending after June 30, 1999, calculated on a cumulative basis.

          6.2 Limitation on Debt. At any time incur, create, assume, or suffer
              ------------------
to exist any Debt except:

              (a) amounts outstanding hereunder or under the other Loan
Documents;

              (b) Debt under Capital Leases or secured by Purchase Money Security Interests (including those in existence on the date hereof) in an aggregate principal amount not exceeding $5,000,000 in any fiscal year;

              (c) any Debt relating to a Lien identified on Schedule II;

              (d) outstanding Debt under the Existing Credit Agreement; and

              (e) other guarantees, loans or advances made in the ordinary course of business which shall not exceed an aggregate of $2,000,000.

          6.3 Limitation on Liens. Create, incur, assume or suffer to exist any
              -------------------
Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for Permitted Liens.

          6.4 Limitations on Fundamental Changes. Enter into any merger,
              ----------------------------------
consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets except:

              (a) any Subsidiary of the Borrower, may be merged or consolidated with or into the Borrower (provided, that the Borrower shall be the continuing
                           --------
or surviving corporation) or with or into any one or more wholly-owned Subsidiaries of the Borrower (provided, that the wholly-owned Subsidiary or
                              --------
Subsidiaries shall be the continuing or surviving corporation); and

              (b) any wholly-owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any wholly-owned Subsidiary of the Borrower;

provided, that immediately after each such transaction and after giving effect
--------
thereto, the Borrower is in compliance with this Agreement and no Default or Event of Default shall be in existence or result from such transaction.

          6.5 Limitation on Sale of Assets. Convey, sell, lease, assign,
              ----------------------------
transfer or otherwise dispose of any of its property, business or assets (including, without limitation, accounts receivables and leasehold interests), whether now owned or hereafter acquired, except:

               (a) any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of the Borrower's or any Subsidiary's business;

               (b) transactions involving the sale, license or lease of assets in the ordinary course of business;

               (c) the sale or discount without recourse of accounts receivable only in connection with the compromise thereof or the assignment of past-due accounts receivable for collection;

               (d) as permitted by Section 6.4;

               (e) transfers between the Borrower and its Subsidiaries or between one Subsidiary and another Subsidiary; and

               (f) in addition to the above Sections 6.5(a) through 6.5(e) inclusive, sales of assets of the Borrower and its Subsidiaries for fair market value, provided, that the aggregate amount of such sales, determined in accordance with GAAP, in any fiscal year does not exceed ten percent (10%) of the Borrower's consolidated assets as at the end of the immediately preceding fiscal quarter.

          6.6 Limitations on Acquisitions, Investments, Loans and Advances.
              ------------------------------------------------------------
Purchase, hold or acquire beneficially any stock, other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make or permit to exist any investment or acquire any interest whatsoever in, any other Person, except:

               (a) extensions of trade credit to customers in the ordinary course of business;

               (b) Permitted Investments;

               (c) loans and advances to employees of the Borrower or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business;

               (d) Capital Stock of any Subsidiary;

               (e) loans and advances by the Borrower to its wholly-owned Subsidiaries; and

               (f) Permitted Acquisitions.

          6.7  Limitation on Distributions. Declare or pay any Distribution
               ---------------------------
(whether in cash or property or obligations of the Borrower or any Subsidiary thereof) in respect of the Borrower or any Subsidiary thereof except:

               (a) Any wholly-owned Subsidiary may declare and pay dividends or other distributions to the Borrower or any other wholly-owned Subsidiary; and

               (b) So long as no Default or Event of Default exists or would be caused thereby, the Borrower (i) may declare and pay dividends on its Capital Stock in the ordinary course of business consistent with past practice and (ii) may declare and pay dividends on its Capital Stock in excess of those paid historically; provided, that the amount of any such increase in dividends paid
              --------
during any fiscal year does not exceed, in the aggregate, 50% of Consolidated Net Income for the previous fiscal year.

          6.8  Transactions with Affiliates. Except as expressly permitted in
               ----------------------------
this Agreement, directly or indirectly enter into any transaction or arrangement whatsoever or make any payment to or otherwise deal with any Affiliate, except, as to all of the foregoing in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or its Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of the Borrower.

          6.9  Fiscal Year. Permit its fiscal year to end on a day other than
               -----------
December 31 unless prior written notice thereof has been given to the Agent and the Banks.

          6.10 Change in Business. Engage in any business eit her directly or
               ------------------
through any Subsidiary except for businesses in which the Borrower or any Subsidiary is engaged in on the date of this Agreement and any businesses related to such existing businesses.

          6.11 Change of Control. Permit any Change of Control.
               -----------------

          6.12 Sale and Leaseback. Enter into any arrangement with any Person
               ------------------
providing for the leasing by the Borrower or any Subsidiary thereof of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations thereof.

          6.13 Limitation on Negative Pledge Clauses. Enter into any agreement
               -------------------------------------
with any Person other than the Banks which prohibits or limits the ability of the Borrower or any of its

Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired; provided, that the Borrower or any Subsidiary thereof may enter into such an agreement in connection with a Purchase Money Security Interest or Capital Lease permitted hereunder, provided that such prohibition or limitation is by its terms effective only against the assets subject to such Lien.

          6.14 Interest Hedge Agreements. Enter into any interest hedge
               -------------------------
agreement other than an Interest Hedge Agreement, which in any event will be unsecured, and with respect to which the prior approval of the Agent, which shall not be unreasonably withheld, shall have been obtained.

                         SECTION 7. EVENTS OF DEFAULT

          7.1  Events of Default.  If any of the following events shall occur
               -----------------
and be continuing:

               (a) The Borrower shall fail to pay any principal of any Note or any Reimbursement Obligation when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Note, or any other amount payable hereunder, within five (5) days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

               (b) Any representation or warranty (i) made or deemed made by the Borrower herein or (ii) which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made (subject as to any representation or warranty referred to in subsection (ii) above to the exclusions and qualifications contained in the last two sentences of Section 3.23); or

               (c) The Borrower shall default in the observance or performance of any agreement contained in Section 6; or

               (d) The Borrower shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in paragraphs (a) through (c) of this Section 7.1) or any other Loan Document, and such default shall continue unremedied for a period of 30 days; or

               (e) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance, subject to any customary deductible, and under which the applicable insurance carrier has acknowledged such full coverage in writing) of $500,000 or more and all such judgments or decrees shall not have been vacated, discharged, settled, satisfied or paid, or stayed or bonded pending appeal, within 60 days from the entry thereof; or

               (f) A Borrower or any Subsidiary thereof shall (i) default in the payment of any principal of or interest on or any other amount payable on any indebtedness for borrowed money (other than the Notes), beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such indebtedness was created and the aggregate amount of such indebtedness in respect of which such default or defaults shall have occurred is at least $100,000 (the "Cross-Default Indebtedness"); or (ii) default in the observance or performance of any other agreement or condition relating to any such Cross-Default Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, with the giving of notice if required, such Cross-Default Indebtedness to become due and payable prior to its stated maturity; or

               (g) (i) The Borrower or any Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Subsidiary shall make a general assignment for the benefit of its creditors; or
(ii) there shall be commenced against the Borrower or any Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
(i), (ii), or (iii) above; or (v) the Borrower or any Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

               (h) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Single Employer Plan, (ii) any "accumulated funding deficiency" (as defined in
Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity in favor of the PBGC or a Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Banks, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall incur any liability in connection with a withdrawal from, or the

Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist in regard to a Plan; and in each case in clauses
(i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

               (i)  Any Change of Control shall occur; or

               (j) Any other event shall have occurred which could reasonably be expected to have a Material Adverse Effect.

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (g) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, the Notes and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall automatically and immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Banks, the Agent may, or upon the written request of the Required Banks, the Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Banks, the Agent may, or upon the written request of the Required Banks, the Agent shall, by notice of default to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, the Notes and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.

          With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Agent, for the benefit of the Issuing Bank, the L/C Participants and the Banks and the Agent, a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the Notes and the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the Notes and the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower shall execute and deliver to the Agent, for the account of the Issuing Bank, the L/C Participants, the Banks and the Agent, such further documents and instruments as the Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account.

          Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                             SECTION 8. THE AGENT

          8.1  Appointment. Each Bank hereby irrevocably designates and appoints
               -----------
PNC Bank, Delaware as the Agent of such Bank under this Agreement. Each such Bank irrevocably authorizes the Agent, as the agent for such Bank to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent. The Agent agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement.

          8.2  Delegation of Duties. The Agent may execute any of its duties
               --------------------
under this Agreement by or through agents or attorneys-in-fact and shall be entitled to engage and pay for the advice and services of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible to the Banks for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          8.3  Exculpatory Provisions. Neither the Agent nor any of its
               ----------------------
officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct) or
(b) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement, any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Notes or the other Loan Documents or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Loan Documents, or to inspect the properties, books or records of the Borrower or any Subsidiary.

          8.4  Reliance by Agent. The Agent shall be entitled to rely, and shall
               -----------------
be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any Subsidiary), independent accountants and other experts selected by the Agent. The agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Banks as they deem appropriate or they shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the Notes and the other Loan Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Notes.

          8.5  Notice of Default. The Agent shall not be deemed to have
               -----------------
knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided, that unless and until the
                                           --------
Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

          8.6  Non-Reliance on Agent and Other Banks. Each Bank expressly
               -------------------------------------
acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or its Subsidiaries which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          8.7  Indemnification. The Banks agree to indemnify the Agent in its
               ---------------
capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided, that no Bank shall be
                                            --------
liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this Section 8.7 shall survive the payment of the Notes and all other amounts payable hereunder.

          8.8  Agent in its Individual Capacity. The Agent and its Affiliates
               --------------------------------
may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though it was not the Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued or participated in it by it, the Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

          8.9  Successor Agent. The Agent may resign as Agent upon 30 days'
               ---------------
notice to the Banks and the Borrower. If the Agent shall resign as Agent under this Agreement, then the Required Banks shall appoint from among the Banks a successor agent for the Banks, which appointment shall be subject to the approval of the Borrower (which approval shall not be unreasonably withheld) and of such successor agent. Any rejection by the Borrower of a successor agent shall specify the reasons for such rejection. Failure of the Borrower to approve or reject a successor agent within ten days following request for approval shall be deemed to constitute approval. Upon such appointment and approval, such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          8.10 Beneficiaries. Except as expressly provided herein, the
               -------------
provisions of this Section 8 are solely for the benefit of the Agent and the Banks, and the Borrower shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower.

                           SECTION 9. MISCELLANEOUS

          9.1  Amendments and Waivers. Neither this Agreement, any Note or any
               ----------------------
other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. With the written consent of the Required Banks, the Agent and the Borrower may, from time to time, enter into written amendments, supplements or modifications hereto and to the Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement or the Notes or the other Loan Documents or changing in any manner the rights of the Banks or of the Borrower hereunder or thereunder or waiving, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of this Agreement or the Notes or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment,
                  --------  -------
supplement or modification shall directly or indirectly (a) reduce the amount or extend the maturity of any Note or any installment thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any fee payable to any Bank hereunder, or change the duration or amount of any Bank's Commitment, in each case without the consent of the Bank affected thereby or (b) amend, modify or waive any provision of this Section 9.1 or reduce the percentages specified in the definition of Required Banks or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, the Notes and the other Loan Documents, in each case without the written consent of all the Banks, or (c) amend, modify or waive any provision of
Section 8 without the written consent of the then Agent, (d) amend, modify or waive any provision of Section 2.3 without the written consent of the then Swing Line Bank or (e) amend, modify or waive any provision of this Agreement relating to any outstanding Letter of Credit without the written consent of the Issuing Bank. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Borrower, the Banks, the Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the Banks and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          9.2  Notices. All notices, requests and demands to or upon the
               -------
respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or the next Business Day if sent by reputable overnight carrier for next day delivery, postage prepaid, or, in the case of telecopy notice, when sent during normal business hours with electronic confirmation or otherwise when received, addressed as follows in the case of the Borrower and the Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such
             ----------
other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

         The Borrower:              Dover Downs Entertainment, Inc.
                                    1131 N. duPont Highway
                                    Dover, DE 19903
                                    Attention: Mr. Timothy Horne
                                    Telecopy:  (302) 734-3142

         with a copy to:            Dover Downs Entertainment, Inc.
                                    2200 Concord Pike
                                    Wilmington, DE 19803
                                    Attention: Klaus M. Belohoubek, Esquire
                                    Telecopy:  (302) 426-3555

         The Agent, the             PNC Bank, Delaware
         Swing Line Bank            222 Delaware Avenue, 18/th/ Floor
         or the Issuing Bank:       Wilmington, DE 19801
                                    Attention: Mr. Glenn L. Kocher, Jr.
                                               Vice President
                                    Telecopy:  (302) 429-2689

         with a copy to:            PNC Agency Services
                                    PNC Bank, National Association
                                    One PNC Plaza
                                    22/nd/ Floor
                                    Pittsburgh, PA 15222
                                    Attention: Andrea Gibb
                                    Telecopy:  (412) 762-8672

provided that any notice, request or demand to or upon the Agent, the Banks, the
--------
Swing Line Bank or the Issuing Bank pursuant to Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.10, 2.11 or 2.18 shall not be effective until received.

          9.3  No Waiver; Cumulative Remedies. No failure to exercise and no
               ------------------------------
delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          9.4  Survival of Representations and Warranties. All representations
               ------------------------------------------
and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the Notes and the other Loan Documents.

          9.5  Payment of Expenses and Taxes. The Borrower agrees (a) to pay or
               -----------------------------
reimburse the Agent for all of its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes, the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse each Bank and the Agent for all of their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents, the Letters of Credit and any such other documents, including, without limitation, reasonable fees and disbursements of counsel to the Agent and to the several Banks, and (c) to pay, indemnify, and hold each Bank and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents, and any such other documents, and (d) to pay, indemnify, and hold each Bank and the Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, and the performance and administration (other than the costs and expenses of administration of each Bank other than the Agent), of this Agreement, the Notes, the other Loan Documents, the Letters of Credit and any such other documents (all the foregoing, collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation
                            --------
hereunder to the Agent or any Bank with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Agent or any such Bank. The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

          9.6  Successors and Assigns. (a) Except as otherwise provided in
               ----------------------
Section 9.8(b), whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Borrower, the Agent or the Banks that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations under this Agreement or the other Loan Documents without the prior written consent of each Bank.

               (b) Each Bank may, in accordance with applicable law, sell all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment or, if an Event of Default has occurred, the Swing Line Commitment, and the Loans at the time owing to it and the Notes held by it); provided, however, that (i) each
                                            --------  -------
such assignment shall be to a Bank or Affiliate thereof, or, with the consents of the Agent and the Borrower (which consents shall not be unreasonably withheld) to one or more banks or other financial institutions, (ii) so long as the Commitments are in effect, the amount of each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000 (or, if lower, the lesser of (x) the full amount of such Bank's Commitments and (y) such amount as the

Borrower and the Agent shall agree in their sole discretion), (iii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with the Note or Notes subject to such assignment and a processing and recordation fee of $2,000, (iv) in the case of the assignment of the Swing Line Commitment, may only be made to a Bank which holds a Commitment hereunder and must be of the entire Swing Line Commitment and (v) each such assignment of Loans and all or any portion of a Bank's Commitment shall be of a constant, and not a varying, percentage of the assigning Bank's Commitment and Revolving Credit Loans then outstanding. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.6, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof (unless otherwise agreed by the Agent), (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Bank under this Agreement and (B) the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement and the other Loan Documents, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14, 2.15 and 9.5 (to the extent that such Bank's entitlement to such benefits arose out of such Bank's position as a Bank prior to the applicable assignment), as well as to any Commitment Fees accrued for its account and not yet paid). Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such assignee Bank and the resulting amounts and percentages held by the Banks arising from the purchase by such assignee Bank of all or a portion of the rights and obligations of such assigning Bank under this Agreement, the Notes and the other Loan Documents. Notwithstanding any provision of this Section 9.6, the consent of the Borrower shall not be required for any assignment which occurs at any time when an Event of Default shall have occurred and be continuing.

          (c) By executing and delivering an Assignment and Acceptance, the assigning Bank thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Bank warrants that it is the legal and beneficial owner of the interest being assigned thereby, free and clear of any adverse claim, and that its Commitment and/or Commitments and/or Swing Line Commitment, as the case may be, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents, or any other instrument or document furnished pursuant hereto or thereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to
Section 5.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Bank.

          (d) The Agent shall maintain at its offices a copy of each Assignment and Acceptance and the names and addresses of the Banks, and the Commitment and/or Swing Line Commitment of, and principal amount of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The
                                                               --------
entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Agent and the Banks may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Bank and an assignee together with the Note or Notes subject to such assignment, the processing and recordation fee referred to in paragraph (b) above, the Agent shall (i) accept such Assignment and Acceptance,
(ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Banks. Within five Business Days after receipt of notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered original Note(s), (x) a new Revolving Credit Note to the order of such assignee in an amount equal to the portion of the Commitment assumed by it pursuant to such Assignment and Acceptance and, if applicable, a new Swing Line Note to the order of such assignee in an amount equal to the Swing Line Commitment and, (y) if the assigning Bank has retained a Commitment, a new Revolving Credit Note to the order of such assigning Bank in a principal amount equal to the applicable Commitment retained by it. Such new Notes shall be dated the date of the surrendered Notes which they replace and shall otherwise be in substantially the form of Exhibit B-1 or Exhibit B-2
                                                -----------    -----------
hereto, as appropriate. Canceled Notes shall be returned to the Borrower.

          (f) Each Bank may without the consent of the Borrower or the Agent sell participations to one or more banks or other entities (each a "Participant") in all or a portion of its rights and obligations under this
 -----------
Agreement (including all or a portion of its Commitment or Swing Line Commitment and the Loans owing to it and the Notes held by it); provided, however, that (i)
                                                     --------  -------
such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, (iv) the Borrower, the Banks and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents, (v) in any proceeding under the Bankruptcy Code the Bank shall be, to the extent permitted by law, the sole representative with respect to the obligations held in the name of such Bank, whether for its own account or for the account of any Participant and (vi) such Bank shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of this Agreement or the Note or Notes held by such Bank or any other Loan Document, other than any such amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest that forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, or postpones any date fixed for any regularly scheduled payment of principal of, or interest or fees on, any such Loan, or releases any guarantor of such Loan or releases all or substantially all of the collateral, if any, securing any such Loan.

               (g) The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13, 2.14, 2.15, 2.18 and 9.5 with respect to its participation in the Commitments and the Loans and Letters of Credit outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the assigning Bank would have been entitled to receive in respect of the amount of the participation transferred by such assigning Bank to such Participant had no such transfer occurred.

               (h) If any Participant of a Bank is organized under the laws of any jurisdiction other than the United States or any state thereof, the assigning Bank, concurrently with the sale of a participating interest to such Participant, shall cause such Participant (i) to represent to the assigning Bank (for the benefit of the assigning Bank, the other Banks, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the assigning Bank with respect to any payments to be made to such Participant in respect of its participation in the Loans and (ii) to agree (for the benefit of the assigning Bank, the other Banks, the Agent and the Borrower) that it will deliver the tax forms and other documents required to be delivered pursuant to Section 2.14(b) and comply from time to time with all applicable U.S. laws and regulations with respect to withholding tax exemptions.

               (i) Any Bank may at any time assign all or any portion of its rights under this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release a Bank from any of its
      --------
obligations hereunder.

          9.7  Disclosure of Information. Unless otherwise consented to by the
               -------------------------
Borrower in writing, each of the Banks and the Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower pursuant to this Agreement; provided,
                                                                       --------
that nothing herein shall limit the disclosure of any such information (a) to the extent required by statute, rule, regulation or judicial process, (b) to counsel for any Bank or the Agent, (c) to bank examiners, auditors or accountants, (d) to the Agent or any other Bank, (e) in connection with any litigation to which any one or more of the Banks or the Agent is a party involving the Borrower or any Subsidiary or its or their properties or in any way relating to this Agreement or any other Loan Document or any Loans or Letters of Credit or other obligations of the Borrower to the Agent or any Bank and (f) to any Participant or assignee Bank (or prospective Participant or assignee Bank) so long as such Participant or assignee Bank (or prospective Participant or assignee Bank) agrees to comply with the requirements of this Section. In the event of any disclosure pursuant to clauses (a) or (e) above, the Agent or Bank making such disclosure, as the case may be, shall use its reasonable best efforts to notify the Borrower prior to making such disclosure, and shall cooperate with the Borrower, at the Borrower's expense, in obtaining a protective order if the Borrower so chooses.

          9.8  Adjustments; Set-off. (a) If any Bank (a "benefitted Bank") shall
               --------------------
at any time receive any payment of all or part of its Loans or the Reimbursement Obligation owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7.1(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of such other Bank's Loans or the Reimbursement Obligation owing to it, or interest thereon, such benefitted Bank shall purchase for cash from the other Banks such portion of each such other Bank's Loans or the Reimbursement Obligation owing to it, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits
--------  -------
is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Bank so purchasing a portion of another Bank's Loans or Reimbursement Obligations may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion.

               (b) In addition to any rights and remedies, of the Banks provided by law, upon the occurrence of an Event of Default, each of the Banks shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank to or for the credit or the account of the Borrower. Each of the Banks agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Bank, provided, that the failure to
                                                --------
give such notice shall not affect the validity of such set-off and application.

     9.9  Counterparts. This Agreement may be executed by one or more of the
          ------------
parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and each of the Banks.

     9.10 Severability.  Any provision of this Agreement which is prohibited or
          ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     9.11 Integration. This Agreement represents the agreement of the Borrower,
          -----------
the Agent and the Banks with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Bank relative to subject matter hereof not expressly set forth or referred to herein or in the Notes or the other Loan Documents.

     9.12 GOVERNING LAW. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS
          -------------
AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE.

     9.13 Submission To Jurisdiction; Waivers.  The Borrower hereby irrevocably
          -----------------------------------
and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, the Notes or the other Loan Documents, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of Delaware, the courts of the United States of America for the District of Delaware, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at the address set forth in Section 9.2 or at such other address of which the Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary or punitive or consequential damages.

     9.14 Acknowledgements.  The Borrower hereby acknowledges that:
          ----------------

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Notes and the other Loan Documents;

          (b) neither the Agent nor any Bank has any fiduciary relationship to the Borrower, and the relationship between the Agent and the Banks, on one hand, and such Borrower, on the other hand, is solely that of debtor and creditor; and

          (c) no joint venture exists among the Banks or among the Borrower and the Banks.

     9.15 WAIVERS OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND THE BANKS
          ---------------------
HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS AND FOR ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                            DOVER DOWNS ENTERTAINMENT, INC.


                            By: /s/ Denis McGlynn
                                ----------------------------------------
                                Name: Denis McGlynn
                                  Title: President



                            PNC BANK, DELAWARE, as Agent and as a Bank


                            By: /s/ Glenn L. Kocher, Jr.
                                ----------------------------------------
                                Name: Glenn L. Kocher, Jr.
                                  Title: Vice President



                            FIRST UNION NATIONAL BANK


                            By: /s/ Barbara Carroll
                                ----------------------------------------
                                Name: Barbara Carroll
                                  Title: Sr. Vice President/Director

                                  SCHEDULE I

                        BANK AND COMMITMENT INFORMATION

           Bank and Address                           Commitment                        Swing Line Commitment
           ----------------                           ----------                        ---------------------
PNC Bank, Delaware                                    $20,000,000                            $2,000,000
222 Delaware Avenue
18/th/ Floor
Wilmington, DE 19801
Attn:  Glenn L. Kocher, Jr.

First Union National Bank                             $5,000,000                                 N/A
301 South College Street,
DC-5
Charlotte, NC  28288-0760
(Attn:  Barbara Carroll)

                                   SCHEDULE II

                                 EXISTING LIENS

          Southwestern Illinois Development Authority Loan secured by first mortgage lien on all real property owned and a security interest in all property leased at Gateway International Raceway.

                                  SCHEDULE III

                                 ROLLINS FAMILY



     Estate of John W. Rollins Sr.

     John W. Rollins Jr.

     Jeffrey W. Rollins

     R. Randall Rollins

     Gary W. Rollins

     Michele Rollins

                                   SCHEDULE IV

                              LETTER OF CREDIT FEES

                                (see attached)

                                  SCHEDULE 3.19

                                  LABOR MATTERS

     1.   Grand Prix Association of Long Beach and Laborers Local 507 dated
          5/13/92.

     2. Gateway International Motorsports Corporation and Teamsters, Automotive, Petroleum and Allied Trades Local 50 dated 10/13/98.

                                    EXHIBIT A

                   FORM OF REVOLVING CREDIT BORROWING REQUEST

PNC Bank, Delaware
3 The Plaza
Dover, DE  19901
Attention:        Glenn L. Kocher, Jr.
                  Vice President

Gentlemen:

          The undersigned, Dover Downs Entertainment, Inc. refers to the Credit Agreement dated as of September 14, 2001 (the "Credit Agreement") (capitalized terms being used herein as therein defined), among the undersigned, the banks and other financial institutions party thereto and PNC Bank, Delaware, as Agent, and hereby gives you notice, irrevocably, pursuant to Section 2.2 of the Credit Agreement that the undersigned hereby requests [Revolving Credit Loans] [the renewal of a Eurodollar Rate Option] [the conversion of an interest rate option] as follows:

          1. The proposed borrowing date is _______________, 200_.

          2. The aggregate amount of Revolving Credit Loans comprising the Borrowing is $______________.

          3. The [Eurodollar Rate Option] [Base Rate Option] shall apply to the Revolving Credit Loans comprising the Borrowing.

          4. The Interest Period for the Revolving Credit Loans comprising the Borrowing is _________ [months].

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the borrowing date:

             (a) each of the representations and warranties made by the undersigned in the Credit Agreement or which are contained herein are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof (except representations and warranties which expressly relate solely to an earlier date or time); and

             (b) no Default or Event of Default has occurred and is continuing on the date hereof or will occur after giving effect to the Extensions of Credit requested hereby.

                                             Very truly yours,

                                             DOVER DOWNS ENTERTAINMENT, INC.

                                             By:_____________________________
                                             Name: __________________________
                                             Title: _________________________

                                   EXHIBIT B-1

                          FORM OF REVOLVING CREDIT NOTE

$_______________                             Dated as of ________, 2001
                                                              Dover, DE


          FOR VALUE RECEIVED, DOVER DOWNS ENTERTAINMENT, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _______________ (the "Bank"), in accordance with the terms of the Credit Agreement, as hereinafter defined, the lesser of the principal sum of $__________ or the aggregate unpaid principal amount of all Revolving Credit Loans as defined in the Credit Agreement made by the Bank to the Borrower pursuant to the Credit Agreement, together with all unpaid interest accrued thereon and all other costs, fees and expenses as provided in the Credit Agreement.

          The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

          Both principal and interest are payable in lawful money of the United States of America at the office of the Agent (as hereinafter defined) at 3 The Plaza, Dover, DE 19901, in immediately available funds.

          This Revolving Credit Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of September 14, 2001 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Credit Agreement") among the Borrower, the Bank, the other banks and financial institutions from time to time party thereto, and PNC Bank, Delaware, as agent (the "Agent"). The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Loans by the Bank to the Borrower in an aggregate amount not to exceed at any time outstanding the dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Loan being evidenced by this Revolving Credit Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

          The Borrower hereby waives presentment, demand, protest and notice of any kind, other than as set forth in the Credit Agreement. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

          This Revolving Credit Note shall be governed by, and construed in accordance with, the laws of the State of Delaware.


                                         DOVER DOWNS ENTERTAINMENT, INC.



                                         By:__________________________________
                                            Name:
                                            Title:

                                   EXHIBIT B-2

                             FORM OF SWING LINE NOTE

$2,000,000                                 Dated as of September __, 2001
                                                                Dover, DE


          FOR VALUE RECEIVED, DOVER DOWNS ENTERTAINMENT, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of PNC BANK, DELAWARE (the "Bank"), in accordance with the terms of the Credit Agreement, as hereinafter defined, the lesser of the principal sum of $2,000,000 or the aggregate unpaid principal amount of all Swing Line Loans as defined in the Credit Agreement made by the Bank to the Borrower pursuant to the Credit Agreement, together with all unpaid interest accrued thereon and all other costs, fees and expenses as provided in the Credit Agreement.

          The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

          Both principal and interest are payable in lawful money of the United States of America at the office of the Agent (as hereinafter defined) at 3 The Plaza, Dover, DE 19901, in immediately available funds.

          This Swing Line Note is the Swing Line Note referred to in, and is entitled to the benefits of, the Credit Agreement dated as of September 14, 2001 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Credit Agreement") among the Borrower, the banks and financial institutions from time to time party thereto, and PNC Bank, Delaware, as agent (the "Agent"). The Credit Agreement, among other things, (i) provides for the making of Swing Line Loans by the Bank to the Borrower in an aggregate amount not to exceed at any time outstanding the dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Swing Line Loan being evidenced by this Swing Line Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

          The Borrower hereby waives presentment, demand, protest and notice of any kind, other than as set forth in the Credit Agreement. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

          This Swing Line Note shall be governed by, and construed in accordance with, the laws of the State of Delaware.

                                        DOVER DOWNS ENTERTAINMENT, INC.



                                        By:__________________________________
                                           Name:
                                           Title:

                                    EXHIBIT D

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


          Reference is made to the Credit Agreement dated as of September 14, 2001 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among DOVER DOWNS ENTERTAINMENT, INC., a Delaware corporation (the "Borrower"), the banks and other financial institutions from time to time party thereto (the "Banks") and PNC Bank, Delaware, as Agent (in such capacity, the "Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

_____________________ (the "Assignor") and _________________ (the "Assignee")
hereby agree as follows:

          1. The Assignor hereby sells and assigns, without recourse and without representation or warranty (other than as expressly provided herein), to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth on Schedule A attached hereto (the "Effective Date"), the interests set forth on Schedule A (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement; provided, however, that such assignment shall be in an amount
                  --------  -------
not less than $5,000,000 (or such lesser amount as the Borrower and the Agent shall agree in their sole discretion).

          2. From and after the Effective Date hereof, (A) such Assignee shall be a party to the Credit Agreement and, to the extent of the interest assigned by this Assignment and Acceptance Agreement, have the rights and obligations of a Bank under the Credit Agreement and under the other Loan Documents, and (B) the Assignor shall, to the extent of the interest assigned by this Assignment and Acceptance Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents, such Assignor shall cease to be a party to the Credit Agreement but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14, 2.15 and 9.5 (to the extent that such Assignor's entitlement to such benefits arose out of its position as a Bank prior to this Assignment and Acceptance Agreement) of the Credit Agreement, as well as to any Commitment Fees accrued for its account and not yet paid). As provided in Section 9.6 of the Credit Agreement and notwithstanding any other provision of this Assignment and Acceptance Agreement, the consent of the Borrower shall not be required for any assignment which occurs at any time when an Event of Default shall have occurred and be continuing.

          3. The Assignor (i) warrants that it is the legal and beneficial owner of the interest being assigned hereunder, free and clear of any adverse claim, and (ii) except as set forth in (i) above, makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Loan Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto, or the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or the other Loan Documents or any other instrument or document furnished pursuant thereto.

          4. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance Agreement, (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.1(a) and (b) of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance Agreement, (iii) will independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents, (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, and (v) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Bank.

          5. Following the execution of this Assignment and Acceptance Agreement by the Assignor and Assignee, the following will be delivered to the Agent's offices: (i) an executed original hereof (together with all attachments), (ii) the Notes evidencing the Loans included in the Assigned Interest, (iii) if the Assignee is organized under the laws of any jurisdiction other than the United States or any state thereof, the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty, all duly completed and executed by such Assignee, and (iv) a processing and recordation fee of $2,000.

          6. Upon acceptance and recording of this Assignment and Acceptance Agreement in accordance with the Credit Agreement, the Agent shall, from and after the Effective Date, make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) (other than on account of Commitment Fees accrued and not yet paid) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

          7. This Assignment and Acceptance Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

The terms set forth above and on Schedule A attached hereto are hereby agreed to as of the date hereof.


                                               ___________________, as Assignor

                                               By:_____________________________
                                                  Name:
                                                  Title:



                                               ___________________, as Assignee

                                               By:_____________________________
                                                  Name:
                                                  Title:



Accepted:
PNC BANK, DELAWARE,
  as Agent


By:____________________________
   Name:
   Title:

Consented to:

DOVER DOWNS ENTERTAINMENT, INC.


By:_____________________________
   Title:

                                   Schedule A
                                       to
                            Assignment and Acceptance
                                    Agreement

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

                                            _________________________________
                                            _________________________________
                                            Attention:_______________________
                                            Telecopy: _______________________

Effective Date of Assignment
(may not be fewer than five Business
Days after the date that the Assignment
and Assumption Agreement is delivered
to the Agent):                              ____________________


      Principal Amount of           Percentage of Loans
       Outstanding Loans              and Commitment
           Assigned                       Assigned
     --------------------           --------------------

     $                                                %

                                   EXHIBIT E

             FORM OF OPINION OF COUNSEL TO BORROWER AND GUARANTORS



                                                              September __, 2001


PNC Bank, Delaware, as Agent for the
  banks and other financial institutions
  party to the Credit Agreement referred to below
3 The Plaza
Dover, Delaware 19901

Ladies and Gentlemen:

          We have acted as counsel to Dover Downs Entertainment, Inc., a Delaware corporation (the "Borrower"), Dover Downs, Inc., a Delaware corporation, Dover Downs International Speedway, Inc., a Delaware corporation, Dover Downs Properties, Inc., a Delaware corporation, Gateway International Motorsports Corporation, an Illinois corporation, Gateway International Services Corporation, an Illinois corporation, Grand Prix Association of Long Beach, Inc., a California corporation, Memphis International Motorsports Corporation, a Tennessee corporation, Motorsports Services Corporation of Memphis, a Tennessee corporation, and Nashville Speedway USA, Inc., a Tennessee corporation (each, a "Guarantor" and collectively, the "Guarantors") in connection with the execution and delivery of the Credit Agreement dated as of September 14, 2001 (the "Credit Agreement"), among the Borrower, the banks and other financial institutions party thereto and PNC Bank, Delaware, as agent, and the transactions contemplated thereby. This opinion is delivered to you pursuant to Section 4.1(g) of the Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

          In so acting, we have examined executed originals or counterparts of the following documents, each dated the date hereof (the "Loan Documents"):

          (a) the Credit Agreement;

          (b) the Notes; and

          (c) the Guaranty Agreement.

          We have also examined the articles or certificate of incorporation and bylaws, each as amended to date, of the Borrower and each Guarantor and such other documents and instruments and have made such further inquiries as we have deemed appropriate for purposes of this opinion. As to certain issues of fact, we have, where such facts were not independently known to us, relied with your consent and without independent investigation upon the representations and warranties made by the Borrower in the Credit Agreement and upon certificates of representatives of the Borrower dated September __, 2001.

          On the basis of the foregoing, we are of the opinion that:

          1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the business conducted by it requires such qualification.

          2. The Borrower has the corporate or other power and authority to own or lease and operate its properties and assets, to conduct the business in which it is now engaged, and to execute and deliver and perform its obligations under the Loan Documents to which it is a party. The execution, delivery and performance of the Loan Documents to which it is a party by the Borrower have been duly authorized by all necessary action on the part of the Borrower.

          3. Each Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own or lease and operate its properties and assets, to conduct the business in which it is now engaged, and to execute the Guaranty Agreement.

          4. The Loan Documents to which the Borrower is a party delivered on the Closing Date have each been duly executed and delivered by or on behalf of the Borrower and are valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws or equitable principles affecting the enforcement of creditors' rights generally.

          5. The Guaranty Agreement has been duly executed and delivered by or on behalf of each Guarantor and is the valid and binding obligation of each Guarantor enforceable against such Guarantor in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws or equitable principles affecting the enforcement of creditors' rights generally.

          6. No authorization, approval or consent of, or filing or registration with, any governmental or regulatory body of the United States of America or the State of Delaware is required in connection with the execution, delivery and performance by the Borrower or any Guarantor of the Loan Documents to which it is a party or for any borrowings by the Borrower under the Credit Agreement.

          7. Neither the execution and delivery by the Borrower or any Guarantor of the Loan Documents to which it is a party nor the performance and observance by the Borrower or the Guarantors of their respective obligations thereunder, will conflict with, or result in any violation or breach by the Borrower or any Guarantor of or constitute a default under (or an event which, with or without due notice or lapse of time or both, would constitute a default under), or accelerate the performance required by, or result in the creation of any Lien upon any

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

of the properties or assets of the Borrower or any Guarantor under any of the terms, conditions or provisions of or require any filing or consent under
(i) the Borrower's or any Guarantor's articles or certificate of incorporation or bylaws, (ii) any existing law, statute or governmental regulation applicable to the Borrower or any Guarantor, or (iii) to our knowledge, any judgment, order, decree, writ or injunction of any court, arbitrator or governmental department, commission, agency or instrumentality or any indenture, contract, guaranty or other agreement or instrument to which the Borrower or any Guarantor is a party or by which it or its properties may be bound or affected.

          8. To our knowledge, there is no action, suit, proceeding or investigation at law or in equity, before any court, public board or body, pending or threatened against or affecting the Borrower wherein an unfavorable decision, ruling or finding would, individually or collectively, have a material adverse effect on the business or financial condition of the Borrower.

          9. The borrowing on the date hereof under the Credit Agreement and the Notes and the application of the proceeds thereof as contemplated by the Credit Agreement and the other Loan Documents do not violate any of the provisions of Regulation U or X of the Board of Governors of the Federal Reserve System.

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

                                   EXHIBIT F

                        FORM OF COMPLIANCE CERTIFICATE


          This Compliance Certificate is executed and delivered by Dover Downs Entertainment, Inc. (the "Borrower") in connection with the Credit Agreement dated as of September 14, 2001 (together with all exhibits, schedules, extensions, renewals, amendments, substitutions and replacements thereof and thereto, the "Credit Agreement") entered into by and among the Borrower, the banks and other financial institutions party thereto (the "Banks") and PNC Bank, Delaware, as agent (the "Agent"). All capitalized terms used in this Compliance Certificate as defined terms shall have the meanings given them in the Credit Agreement.

          The undersigned, [insert name], [insert title] of the Borrower, hereby attests on behalf of the Borrower to the Agent and the Banks, with respect to the fiscal [quarter] [year] ended ____________, ____ (the "Fiscal Period"), as follows:

          1. As of the date of this Compliance Certificate, and since the date of the most recent Compliance Certificate submitted to the Agent and the Banks by the Borrower, (i) to the best of the undersigned's knowledge, the Borrower has kept, observed, performed and fulfilled each and every covenant and condition contained in the Credit Agreement, the Notes and the other Loan Documents applicable to it and (ii) the undersigned has obtained no knowledge of any Default or Event of Default.

          2. The Leverage Ratio as of the end of the Fiscal Period, for the four fiscal quarters then ended, is ________, as detailed below:

          (a)  Consolidated Funded Debt               $__________

          (b)  Consolidated EBITDA                    $__________

          (c)  Leverage Ratio (a/b)                    __________

          3. The Interest Coverage Ratio as of the end of the Fiscal Period, for the four fiscal quarters then ended, is __________, as detailed below:

          (a)  Consolidated EBITDA                     $__________

          (b)  Consolidated Interest Expense           $__________

          (c)  Interest Coverage Ratio (a/b)            __________

          4. The Borrower's Consolidated Tangible Net Worth Fixed as of the end of the Fiscal Period is $________. Required Consolidated Tangible Net Worth as of the end of the Fiscal Period ($100,000,000 plus 25% of quarterly consolidated net income (if positive) since June 30, 1999 is $__________.

     IN WITNESS WHEREOF, I have signed this Certificate as of the ____ day of __________, ____.


                                       DOVER DOWNS ENTERTAINMENT, INC.


                                       By________________________________
                                         Name:
                                         Title:

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